As filed with the Securities and Exchange Commission on December 24, 2003

Registration No. ----------

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____

Cal-Bay International, Inc.

(Name of Small Business Issuer in its charter)

Nevada	3652	26-0021800
(State of Incorporation)	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

1582 Parkway Loop, Suite G, Tustin, CA 92780

714-258-7070

(Address and telephone number of principal executive offices and principal place of business)

Robert Thompson

President and Chief Executive Officer

Cal-Bay International, Inc.

1582 Parkway Loop, Suite G

Tustin, CA 92780

714-258-7070

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

609 Judge Building

8 East Broadway

Salt Lake City, UT  84111

Approximate date of commencement of proposed sale of securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.001 par value	20,000,000 shares (1)	$.03 (2)	$600,000 (2)	$48.54 (2)

(1)

The shares being registered consist of 20,000,000 shares to be offered under an equity line of credit agreement with the selling shareholder.

(2)

The proposed maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933.  The registration fee has been calculated based on the average bid price of and ask price of $0.03 as reported by the National Quotations Bureau on December 23, 2003.  The shares will be offered by the selling shareholder from time to time at fluctuating market prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effect on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 24, 2003

PROSPECTUS

CAL-BAY INTERNATIONAL, INC.

20,000,000 Shares of Common Stock

This prospectus relates to the resale of up to $10,000,000 worth of our common stock by the selling shareholder, Dutchess Private Equities Fund, LP.  The selling shareholder may sell the stock from time to time on a best efforts basis in the over the counter market or in privately negotiated transactions.  We are registering 20,000,000 shares of common stock.  The 20,000,000 shares being registered will be offered from time to time under an equity line of credit agreement with the selling shareholder.   Cal-Bay International is not selling any shares of common stock in this offering and none of the sale proceeds will go directly to us.  However, we may receive up to $10,000,000 of proceeds from the sale of additional shares to Dutchess under the equity line.  The selling price of the shares will be determined by prevailing market factors at the time of their resale.

With respect to the credit agreement we describe in this prospectus, Dutchess is an underwriter within the meaning of the Securities Act of 1933.  Under the agreement, Dutchess is obliged to purchase our stock on demand at 95% of the prevailing market price.  This 5% discount from the market price will be an underwriting discount. In addition, we will pay an unaffiliated broker dealer a 1% commission on each advance.  None of the proceeds from the sale of stock by the selling shareholder will be placed in escrow, trust or any similar account.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol CBYI.  On December 23, 2003, the average of the bid and ask prices of our common stock was $0.034 per share.

Investing in the common stock involves a high degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment. Please refer to the Risk Factors beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Part I – Information Required in Prospectus

Page Number

Summary Information

 5

Risk Factors

 7

Risks Related to Our Company

 7

Risks Related to Our Industry

10

Risks Related to this Offering

11

Special Note Regarding Forward-Looking Statements

12

Selling Shareholder

13

Use of Proceeds

15

Determination of Offering Price

15

Dilution

15

Capitalization

17

Plan of Distribution

17

Legal Proceedings

19

Directors, Executive Officers, Promoters and Control Persons

19

Security Ownership of Certain Beneficial Owners and Management

20

Description of Securities

21

Interest of Named Expert and Counsel

21

Disclosure of Commission Position on Indemnification for

  Securities Act Liabilities

21

Description of Business

22

Competition

26

Management’s Discussion and Analysis of Financial Condition and

  Results of Operations

27

Description of Property

30

Certain Relationships and Related Transactions

30

Market for Common Equity Price and Related Stockholder Matters

30

Executive Compensation

31

Financial Statements

32

Changes In and Disagreements with Accountants on Accounting and

  Financial Disclosure

32

Where to Find Additional Information

32

Part II – Information not Required in Prospectus

Other Expenses of Issuance and Distribution

67

Indemnification of Officer and Directors

67

Recent Sales of Unregistered Securities

67

Exhibits

68

Undertakings

69

Signatures

71

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SUMMARY INFORMATION

The items in the following summary are described in more detail in this prospectus.  This summary provides an overview of selected information and does not contain all the information you should consider.  You should also read the more detailed information set out in this prospectus, including the financial statements.

Our History

We originally incorporated in the State of Nevada on December 9, 1998 under the name Var-Jazz Entertainment, Inc.  Var-Jazz was organized to engage in the business of music production and sales.  We did not succeed in the music business and the board of directors determined it was in our best interests to seek additional business opportunities.  On March 8, 2001, we acquired Cal-Bay Controls, Inc. as a wholly owned subsidiary in exchange for 17,112,000 shares of our common stock. Pursuant to the agreement, we changed our name to Cal-Bay International, Inc.

Cal-Bay Controls formed in 1976 as a sole proprietorship.  Our current president acquired Cal-Bay Controls in 1990.  On February 22, 2001, Cal-Bay Controls incorporated in the state of Nevada and was subsequently acquired by Var-Jazz on March 8, 2001.  On March 7, 2002, our Form 10-SB registration statement became effective and in June of 2002 we moved from the Pink Sheets to the Over the Counter Bulletin Board where our stock is currently traded under the symbol CBYI.

We are authorized to issue 75,000,000 shares of common stock.  At the date of this prospectus there are 31,169,031 shares of our common stock issued and outstanding.  Of the currently issued and outstanding common stock, approximately 14,403,680 are free trading and approximately 16,765,351 are restricted.

Our business

Cal-Bay International supplies analytical products, services and associated equipment through license and distribution agreements.  We also target new technologies and products for research and development, marketing and distribution.

Cal-Bay International operates through our two subsidiaries, Cal-Bay Controls (CBC) and Cal-Bay Analytical (CBA).  CBC primarily serves the process, environmental and safety markets, while CBA primarily serves the laboratory markets.  Our current operations are focused mainly in California and Nevada with a small percentage of sales made elsewhere in the United States.  We hope to develop additional domestic markets and eventually add international markets.  However, we are not currently pursuing international markets and have no definitive plans to do so in the immediate future.

Facilities

Our principal executive offices are located at 1582 Parkway Loop, Suite G, Tustin, California 92780.  Our telephone number is 714-258-7070.

The Offering

This offering relates to the resale of up to $10,000,000 worth of our common stock by the selling shareholder, Dutchess Private Equities Fund, LP.  We are registering 20,000,000 shares under this registration statement.  The shares are to be offered under an equity line of credit agreement with Dutchess.  Under the agreement, we may, at our discretion, periodically issue shares to Dutchess which they will purchase on demand.  We will have complete discretion in deciding when to issue shares to Dutchess and how many shares to issue.

In exchange for buying our shares on demand, Dutchess will receive a 5% discount based on the lowest closing best bid price of our common stock during the 10 trading days immediately following our demand that they purchase our shares.  Dutchess may then sell our stock in the open market through an independent broker-dealer or hold our stock in their own portfolio.  We have engaged Charleston Capital Corporation, an unaffiliated independent broker-dealer, to act as placement agent in selling the shares.  We have agreed to pay Charleston a 1% commission on each transaction.

Unless the market price of our stock increases dramatically, the 20,000,000 shares being registered will be insufficient to draw the full amount available under the equity line.  During the past 90 days, the market price for our stock has ranged from $.03 to $.08 per share.  At $.03 per share, the maximum gross amount we could raise by selling the 20,000,000 shares being registered would be $600,000.  We would have to sell 666,666,666 shares at $.03 per share to draw the full $10,000,000 available under the equity line.  At $.08 per share, the maximum amount we could raise by selling the 20,000,000 shares being registered would be $1,600,000.  We would have to sell 250,000,000 shares at $.08 per share to draw the full $10,000,000 available under the equity line.  As a result, we may periodically file subsequent registration statements to issue additional shares until the $10,000,000 purchase price is met.

Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of common stock.  We currently have 31,169,031 shares issued and outstanding meaning a maximum of 43,830,969 shares could be offered under the equity line.  Shareholder approval would be required to amend our Articles to authorize the issuance of additional shares.

Summary Financial Data

The following table sets forth summary financial data of Cal-Bay for the years ended December 31, 2002 and 2001 and for the nine months through September 30, 2003.  The financial information for the years ended 2002 and 2001 is derived from audited financial statements.  The financial information for September 30, 2003 is derived from unaudited financial statements.  This data should be read in conjunction with the Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 25 and the financial statements beginning on page 29 of this prospectus.

	Nine months ended September 30, 2003	Year ended December 31, 2002	Year ended December 31, 2001
Revenue	$ 100,113	$ 344,450	$ 396,150
Operating expenses	$ 563,296	$ 954,331	$ 349,993
Net income (loss)	$ (499,991)	$ (713,766)	$ (23,838)
Weighted average number of shares outstanding	30,493,356	22,162,205	21,198,038
Net earnings (loss) per share, basic and diluted	$ (0.01)	$ (0.03)	$ 0.00
Cash	$ 6,512	$ 36,973	$ 25,602
Total assets	$ 48,497	$ 96,821	$ 33,193
Total current liabilities	$ 39,228	$ 18,320	$ 39,254
Stockholders’ equity (deficit)	$ (2,449)	$ 66,573	$ (6,061)

RISK FACTORS

Investing in stock is speculative and involves a high degree of risk.  You should be able to bear a complete loss of your investment.  The following risk factors describe material risks and uncertainties presently known to us that could negatively impact our current operations.  However, additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business and threaten your investment.  Potential investors should carefully consider the following risk factors before investing in our securities.

Risks Related to Our Company

Our lack of market studies and industry research may limit our growth and diminish the value of our stock.

We have conducted only informal market studies concerning our industry and business plan.  Our business strategy is based on the experience and expertise of our management.  We do not have the resources to develop formal market studies and do not plan on conducting additional research.  As a result, we may fail to identify and capitalize on promising business opportunities, new technologies or emerging trends.  If we fail to identify emerging trends and integrate new technologies to capitalize on market demand, our business will not grow and the value of our stock will decrease.

We are not profitable and because of our history of losses, you may lose your investment.

During the past two years we have recorded net losses of $713,766 in 2002 and $23,838 in 2001.  Through the first nine months of 2003 our net loss was $499,991.  We do not have any established history of profitability and will likely continue to incur losses during the foreseeable future.  Our lack of profitability may lead to a total loss of your investment.

The majority of our revenue comes from two customers and the loss of their business could substantially reduce our income.

Our primary source of revenue derives from ongoing sales generated by our subsidiary, Cal-Bay Controls.  During the past two years, two key customers have accounted for the majority of these sales.  If either of these companies go out of business, fail to renew their accounts, or find alternate suppliers, our revenue stream will be severely diminished.

We rely on our executive officers to manage our company and if they leave, we may be forced to suspend operations.

Our business is managed by our executive officers, Mr. Robert Thompson and Mr. Charles Prebay.  Our executives have been working with us for over ten years and have extensive knowledge of the analytical, environmental and safety systems we market.  We operate in a highly specialized industry and the experience and expertise of our executives would be very difficult to replace.  We have no formal employment agreements in place with our management team and have no safeguards to prevent them from seeking other employment or even working for our competitors.  If our executive officers leave, we could be forced to curtail or suspend operations while we search for qualified management.  This could result in significantly reduced revenues.

Our growth strategy depends on acquiring other companies, if we are unable to acquire and successfully manage other businesses we will not be competitive.

Our growth strategy will include mergers and acquisitions of other related companies.  We may not be successful in identifying and acquiring suitable candidates on favorable terms which could stifle our growth.  In addition, we may not be able to compete with other companies that have greater resources for acquisitions so we may miss promising business opportunities.

Even if we are successful in acquiring other companies, our business may suffer.  Additional acquisitions may result in non-cash charges, such as inventory and distribution step-ups that may reduce our reported earnings.  Further, we may be unable to successfully integrate operations from other companies with our existing activities.  There is an inherent risk that any businesses we acquire will fail to perform to our expectations while drawing capital resources from our current operations.  If this happens, our capital resources will diminish and our liabilities will increase.

Our growth strategy depends on developing new products, if we are unable to develop and produce new technologies on a cost-effective basis we will not be competitive.

Our growth strategy also focuses on developing new products and acquiring new technologies. Product development requires substantial capital funding for research, equipment and personnel.  Developing new products also entails a risk that the new products will not perform in accordance with expectations or be accepted in the market.  We have limited resources for research and development.  Increasing funding for product development would reduce operating capital for maintaining current operations.  In addition, there may not be market demand for any new products or technologies we acquire or develop.  If we are unable to successfully develop new products and technologies for our target markets in a cost-effective way, our business will not grow and the value of our stock will decrease.

We will require additional capital to fully implement our business plan, if we cannot generate capital, our business will likely fail.

The analytical products and safety system industry is very competitive.  To fully implement our business plan, we will require a continuous stream of capital for acquisitions and product development.  Although we have sufficient working capital to conduct our business operations as they presently exist, we have insufficient working capital to expand our business as described in our business plan.  In addition, we frequently have large accounts receivables that impact our working capital.  Our long-term success will depend, in part, on our ability to operate profitably and to arrange for additional capital funding as required.  To generate sufficient capital to fully implement our business plan, we may be forced to seek financing on unfavorable terms which would result in increased liabilities and substantial dilution to our existing shareholders.

Our executive officers and directors control a substantial portion of our common stock, therefore, your influence over company policy will be negligible.

Our executive officers and directors own approximately 45% of our outstanding common stock.  Consequently, our executive officers and directors will have the most influence on matters submitted to our shareholders for approval, including the election of directors.  In addition, our executive officers and directors will continue to have broad discretion in conducting our daily operations and deciding what business opportunities to pursue.  Our management is committed to making decisions that are in the best interests of the company, however, these decisions may not always correspond with the wishes of our minority shareholders.  The influence of minority shareholders over our management decisions, company policy and the appointment of directors will be negligible.

Because our securities are not listed on an exchange, you may not be able to easily trade your stock which could diminish the value of your investment.

Our common stock is traded on the Over the Counter Bulletin Board.  The Bulletin Board is a quotation service for small public companies and is not a stock exchange such as NASDAQ or the NYSE.  Companies that trade on the Bulletin Board generally have lower capitalization, fewer shareholders and smaller trade volume than companies trading on public exchanges.  As a result, there is a limited market for trading of our shares and there is no assurance that a larger trading market will ever exist.  The limited market for our shares may make it difficult for you to trade your stock which could reduce the value of your investment.

The limited market for our stock makes us susceptible to market fluctuations which could reduce the value of your investment.

Our stock is thinly traded compared to larger, more widely known companies in our industry.  Thinly traded common stock can be more volatile than common stock trading on an established exchange. The market price of our common stock may also fluctuate significantly due to market factors that may not affect larger companies on established exchanges.  Many of these factors are beyond our control and include the following:

•

the relative absence of securities analysts covering small business issuers and distributing research and recommendations about their stock;

•

the reluctance of brokers and investment firms to recommend or trade stock issued by small public companies;

•

the reluctance of investors to purchase stock issued by small public companies; and

•

the low trading volume and moderate liquidity of our common stock.

Any of these factors could have a significant and adverse impact on the market price of our common stock.  In addition, the stock market in general frequently experiences volatility that is unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Because of our limited assets and low stock price, our common stock is subject to penny stock rules that impose significant restrictions on trading.

Our common stock is subject to the penny stock rules.  These rules severely restrict the tradability of a small issuer’s common stock.  A penny stock is any stock issued by a company that:

•

has less than $5,000,000 in tangible assets;

•

is not listed on a national exchange; and

•

sells for less than $5.00 a share.

Our common stock is not listed on a national exchange and we do not have $5,000,000 in tangible assets.  In addition, our common stock has always traded at a price less than $5.00 a share.  As a result, our common stock is subject to the trading restrictions of the penny stock rules.  These restrictions include:

•

Restrictions on brokers in recommending our stock;

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Restrictions on shareholders in selling our stock

•

Restrictions on investors in buying our stock

These restrictions will make it more difficult to sell your shares and could reduce the value of your investment.

Because we are located in Southern California, natural disasters, including earthquakes or fires could destroy our facilities and/or our inventory

Our executive offices are located in Tustin, California and most of our business is conducted in Southern California.  Currently, all of our facilities are located in earthquake hazard areas that are subject to seismic activity.  In addition, many areas of California in which we do business have been affected by wildfires and landslides in recent years.  An earthquake, fire or other catastrophe could destroy our facilities or those of our clients.  If this occurs, we may lose key accounts, be forced to suspend operations, or have to terminate activities.

Risks Related to Our Industry

Because we distribute regulatory systems, changes in environmental regulations could harm our business

Many of the products sold by our subsidiary, Cal-Bay Controls, are “regulatory-driven” in the sense that most clients do not purchase these products unless required to do so by state or federal regulatory agencies.  During the past two years, federal environmental regulatory agencies have been less aggressive in enforcing environmental regulations requiring new environmental equipment. If these regulatory agencies continue to reduce the enforcement of existing regulations and reduce the number of new regulations it could cause continuing damage to our results of operations.  In addition, changes to existing regulations that reduce demand for the environmental and analytical instrumentation systems could eliminate a market for our products and reduce revenues.

Our dependence on third party manufacturers for licenses and equipment could jeopardize our business

Cal-Bay produces operational systems that integrate a variety of products and components from numerous vendors.  For example, we provide Continuous Emissions Monitoring Systems for regulatory compliance.  On these projects, Cal-Bay often acts as the prime contractor with several sub-contractors, suppliers and manufacturers who are responsible for designing, manufacturing, installing and certifying the systems.  We depend on licenses with various equipment manufacturers in order to have products to sell.  If the licenses are not renewed or the manufacturers cannot deliver equipment, we would be unable to market our product line which would severely limit our revenues.

If advances in technology make the products we distribute obsolete, we will lose business.

We believe the technology used in the analytic systems we distribute is state-of-the-art.  However, the development of new technologies might make these systems technologically or economically obsolete.  In addition, refinements to existing technologies might reduce the value or demand for the products we sell.  The development of new types of measurement equipment or technology by our competitors may render our products obsolete and eliminate the market for our products.

Risks Related to This Offering

Because we are issuing new shares, existing shareholders will experience dilution which could lower the value of our stock.

The sale of shares under our equity line will dilute the common stock held by our existing shareholders. As a result, our net income per share could decrease and the market price of our common stock could decline.  In addition, the lower our stock price is, the more shares of common stock we will have to issue under the equity line to draw down the full amount. The lower our stock price, the greater the dilution will be for our existing shareholders.  The higher our stock price, the greater the dilution will be for new shareholders.

Because we are issuing new shares, the ownership interest of existing shareholders will be diminished.

As new shares are issued under the equity line, the ownership interest of existing shareholders will diminish.  This will reduce the voting power of existing shareholders and lessen their influence over important company decisions such as appointing directors and amending our corporate charter.

These shares will be offered from time to time at fluctuating prices, as a result, you may pay a higher price than other investors.

The common shares being registered will be offered at our discretion on a periodic basis at fluctuating prices.  Under our agreement, the selling shareholder must purchase our common stock on demand.  The price at the time of sale will be based on the prevailing market price of our common stock as quoted on the OTC Bulletin Board.  Accordingly, the price you pay in this offering may be higher than the prices paid by other investors who may have more freedom in choosing the time of sale and negotiating prices.

The shares being registered will be sold at a discount relative to the market price so we will receive less proceeds than we might in a direct sale.

The shares being registered will be offered to Dutchess at a 5 % discount relative to the prevailing market price.  We will also pay a 1% commission to Charleston Capital Corporation, an independent broker-dealer for placing the shares on each transaction.  As a result, we will receive only 94% of the proceeds of any sales under the equity line compared to up to 100% of the proceeds we could realize by selling our shares in a private offering.

These shares are being issued on a periodic basis in limited amounts, if we are not be able to draw down enough money under the equity line when needed, we may miss business opportunities.

We have entered an equity line of credit agreement with the selling shareholder.  We intend to use the equity line to provide additional capital for potential acquisitions or product development for the next 36 months.  The number of shares we can offer during each sale period is limited by the dollar amount available under the equity line and our trading volume. As we release shares, the amount of financing available will decline while our volume may only increase marginally.  As a result, we may not be able to draw money quickly enough to take advantage of potential business opportunities, or there may not be sufficient financing available to pursue these opportunities.  Our failure to secure adequate financing in a timely fashion could jeopardize our business by making it impossible to compete with companies that have greater liquidity.

We have not registered sufficient shares to draw down the full amount available under the equity line and registering more shares may damage the market value of our stock.

We are registering 20,000,000 shares to be offered under the equity line of credit.  This number of shares will be insufficient to draw the full $10,000,000 available under the equity line.  During the past sixty days, the average market price of our stock has been $.04 per share.  If we offer 20,000,000 shares at $.04 per share, the maximum gross proceeds generated would be $800,000.  After discounts, commissions and offering costs, we would realize net proceeds of approximately $692,000.  Once the initial 20,000,000 shares are sold under the equity line, we would be required to file a new registration statement with the Securities and Exchange Commission to register any additional shares.  This would substantially increase our administrative expenses.  In addition, offering additional shares would dilute the stock of existing shareholders and likely damage the market price of our stock.

The total number of shares we can issue is limited by our Articles of Incorporation, issuing additional shares could void our agreement with Dutchess and dilute our stock.

Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of common stock.  We currently have 31,169,031 shares issued and outstanding meaning a maximum of 43,830,969 shares could be offered under the equity line.  Shareholder approval would be required to authorize the issuance of additional shares.  However, an increase in the number of shares authorized could void our agreement with Dutchess and would severely dilute the value of our stock.

Special Note Regarding Forward Looking Statements

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

Shares Being Registered

We are registering 20,000,000 shares of common stock under this registration statement.  The shares will be issued to the selling shareholder, Dutchess Private Equities Fund, LP.  The 20,000,000 shares will be issued at our discretion under an equity line of credit agreement with Dutchess.  After this registration becomes effective, we may periodically register additional shares.

Equity Line of Credit

In December of 2003, we finalized an equity line of credit investment agreement with Dutchess Private Equities Fund, L.P.  Under the equity line, we may periodically sell shares of common stock to Dutchess to raise capital.  We intend to use any funds from the equity line to provide supplemental capital for potential acquisitions, future product development and to fund our working needs.  The effectiveness of the sale of the shares under the equity line is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.  We will pay the costs associated with this registration.

Under the equity line, we may periodically offer common shares to Dutchess which they must purchase on demand.  Our demand that Dutchess purchase the shares is known as a “put notice.”  Each time we issue a put notice, Dutchess is obliged to purchase our shares.  In exchange for buying our shares on demand, Dutchess will receive a 5% discount relative to lowest closing best bid price of our common stock during the ten trading days immediately following each put notice.  We have engaged Charleston Capital Corporation, an unaffiliated registered broker-dealer, to act as placement agent for the shares being offered under the equity line.  We have agreed to pay Charleston a 1% commission on each transaction for placing the shares.  As a result, we will realize 94% of the gross proceeds relative to the market price.  Dutchess will then hold our stock in its own portfolio or sell it in the open market through Westminster Securities, an independent broker-dealer.

We may continue to place put notices until Dutchess has purchased $10,000,000 worth of stock or 36 months after the effective date of the accompanying Registration Statement, whichever occurs first.  We may also cancel the agreement at any time by providing written notice to Dutchess.

The maximum number of shares we can offer in each put is limited to either:

•

$10,000 worth of stock, or;

•

200% of the average daily volume of our stock for the ten trading days prior to the put notice date, multiplied by the average of the three daily closing best bid prices immediately preceding the put date.  Provided that, any individual put cannot exceed $1,000,000.

The following table provides an example of how the volume restrictions would affect a put notice placed on December 8, 2003.  This example is based on the closing best bid prices for the three days preceding the put and the average trading volume for the preceding ten days.

Average trading volume for the ten days before the put	Shares eligible for sale based on 200% of average trading volume	Gross proceeds at $.04, the lowest closing best bid during the ten days after the put	Net proceeds to Cal-Bay after discounts and commissions
90,732	181,464	$7,259	$6,823

We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line.  This is because although the purchase price of the shares is fixed at the time of the put, the number of shares equivalent to the purchase price will fluctuate based on prevailing market conditions.  In addition, we have not determined the total number of puts, if any, we intend to place.

Selling Shareholder

The selling shareholder is Dutchess Private Equities Fund, LP.  Michael Novielli and Douglas Leighton are the managing members of Dutchess Capital Management, LLC which is the general partner to Dutchess Private Equities Fund, LP.  Neither Dutchess nor its agents have a short position or have had a short position at any time since the investment agreement for the equity line was executed on December 22, 2003.  The selling shareholder has not held a position or office, or had any other material relationship with us.  The following table demonstrates the number and percentage of shares Dutchess could acquire under the equity line if we offer all 20,000,000 shares:

Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Acquired Under Equity Line of Credit	Percentage of Currently Outstanding Shares to be Acquired Under Equity Line	Shares to be Sold in Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
675,675	2.1%	20,000,000	0	20,000,000	40%

Delivery of Put Notices

Once the registration becomes effective, we will have sole discretion deciding when and if to issue puts to Dutchess.  We are not obliged to offer any shares to Dutchess under the equity line of credit.  However, within seven days before the beginning of each fiscal quarter, we must provide Dutchess with an estimate of the amount of puts, if any, we intend to place during that quarter.  If we choose to place a put, we must deliver the put notice to Dutchess stating the number of shares we intend to sell and the purchase price.  We may not submit additional puts until the previous put notice has closed.

Mechanics

The closing will occur 13 days after the put notice.  Prior to closing we will either deliver certificates representing the specified number of shares to Dutchess or electronically transfer the shares to their account.  Dutchess will then pay us the put notice amount.  If we do not deliver the shares on or before the closing date, we are subject to a late payment fee of $100 per day for each $10,000 worth of common stock that has not been issued.

Open Period

We may issue a put notice at any time during the open period.  The open period begins on the date the Securities and Exchange Commission first declares the registration statement effective.  It expires when Dutchess has made advances totaling $10,000,000 or 36 months after the registration statement becomes effective, whichever occurs first.

Purchase Price

For each purchase period starting with our issuance of a put notice, Dutchess will purchase shares of common stock from us at a price equal to 95% of the lowest closing best bid price for our common stock during the ten trading days immediately following the put notice.

Minimum Acceptable Price

We may cancel any portion of the put notice if the closing bid price is less than 75% of the closing bid prices for the previous 15 days.  The cancellation must be in writing and must be faxed to Dutchess before 9:00 a.m. Eastern Time to prevent trading on the day the put notice is cancelled.

Maximum Put Notice Amount

We may not issue total put notices in excess of $10,000,000.  The maximum number of shares we can submit in any single put notice is limited to either $10,000 worth of stock, or 200% of the average daily volume of our common stock for the 10 trading days before the put notice multiplied by the average

closing best bid prices during the three trading days immediately preceding the put notice date.   Provided that, any individual put cannot exceed $1,000,000 worth of common stock.

Number of Shares to be Issued

We cannot determine the actual number of shares of common stock that we will issue under the equity line.  This is because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount, if any, we intend to draw.  In recent weeks, the average market price of our stock has been approximately $.04 per share.  At that price we would have to sell 250,000,000 shares of common stock to recognize the full amount available under the equity line.  Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of common stock.  We currently have 31,169,031 shares issued and outstanding meaning a maximum of 43,830,969 shares could be offered under the equity line.  Shareholder approval would be required to authorize the issuance of additional shares.

Use of Proceeds

We will not receive any proceeds from the sale of the shares by the selling shareholder.  However, we expect to receive proceeds from Dutchess under the equity line.  We cannot predict the total amount of proceeds we will receive from Dutchess because we have not determined the total amount of put notices we intend to issue.  We expect to incur expenses of approximately $60,000 consisting primarily of professional fees incurred in connection with registering the 20,000,000 shares being offered.  We intend to use any proceeds from the equity line to fund potential acquisitions or mergers, to develop new or improved products and technologies and as working capital for future expansion.

Determination of Offering Price

The 20,000,000 shares are to be offered by the selling shareholder from time to time at fluctuating market prices.

Dilution

Dilution refers to the reduction in value of existing shares when additional shares are issued.  The lower the offering price, the greater the dilution will be to existing shareholders.  The higher the offering price, the greater the dilution will be to new shareholders.

Dilution is calculated based on a company’s tangible book value before and after the new shares are issued.  Tangible book value is determined by subtracting total current liabilities from tangible net assets and dividing the result by the number of shares outstanding.  As of September 30, 2003, our total assets were $48,497 and our current liabilities were $39,228.  As a result, on September 30, 2003 we had a tangible book value of $9,269 or $0.0004 per share.

Since these shares will be offered at fluctuating prices, the following table shows the dilution to your investment assuming 20,000,000 shares sold at various offering prices based on our tangible book value at September 30, 2003.  On that date, we had 30,493,356 shares issued and outstanding.  Subsequent to September 30, 2003, Dutchess purchased 675,675 shares independently from the equity line.  To correspond with the financial information as of September 30, 2003, the following tables do not include the additional 675,675 shares purchased by Dutchess.

	20,000,000 shares at $0.02 per share	20,000,000 shares at $0.05 per share	20,000,000 shares at $0.08 per share
Shares outstanding before sale	30,493,356	30,493,356	30,493,356
Shares outstanding after sale assuming 10,000,000 shares sold	50,493,356	50,493,356	50,493,356
Gross proceeds	$400,000	$1,000,000	$1,600,000
94% of gross proceeds after offering expenses of $60,000	$316,000	$880,000	$1,440,000
Net tangible book value before offering	$9,269	$9,269	$9,269
Net tangible book value per share before offering	$0.0004	$0.0004	$0.0004
Pro forma net tangible book value after offering	$325,269	$889,269	$1,449,269
Pro forma value per share after offering	$0.006	$0.018	$0.029
Increase attributable to purchase of shares by new investors	.006	$0.017	$0.028
Dilution per share to new investors	.014	$0.032	$0.051

We are initially registering 20,000,000 shares to be offered under the equity line of credit.  However, we may periodically file additional registration statements until Dutchess has purchased an aggregate $10,000,000 of common stock.  The following table shows the number of shares that would have to be issued at varying prices to generate gross proceeds of $10,000,000 and the resulting dilution to potential investors.

	500,000,000 shares at $0.02 per share	200,000,000 shares at $0.05 per share	125,000,000 shares at $0.08 per share
Shares outstanding before sale	30,493,356	30,493,356	30,493,356
Shares outstanding after sale	530,493,356	230,493,356	155,493,356
Gross proceeds	$10,000,000	$10,000,000	$10,000,000
94% of gross proceeds after offering expenses of $60,000	$9,343,600	$9,343,600	$9,343,600
Net tangible book value before offering	9,269	$9,269	$9,269
Value per share before offering	.0004	$0.0004	$0.0004
Pro forma net tangible book value after offering	9,352,869	$9,352,869	$9,352,869
Pro forma value per share after offering	.018	$0.04	$0.06
Increase attributable to purchase of shares by new investors	.018	$0.04	$0.06
Dilution per share to new investors	.002	$0.01	$0.02
Percentage of shares held by new investors	94%	87%	80%

Capitalization

The following table shows our total capitalization as of September 30, 2003, the most recent date for which financial statements are available:

Stockholders’ equity: 30,493,556 shares issued and outstanding	$ 30,493
Additional Paid in Capital	$ 1,203,653

Retained Deficit	$ (1,237,595)

Total Shareholders’ Equity (deficit)	$ (2,449)
Total Liabilities and Shareholders’ Equity	$ 48,497

Plan of Distribution

The selling shareholder intends to sell the common stock covered by this prospectus from time to time on the over-the-counter market, or in any other market where our shares of common stock are quoted. The selling shareholder and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

Dutchess is an underwriter within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line agreement.  Dutchess will buy stock from us at a purchase price of 95% of the lowest closing best bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded during the ten trading days immediately following each put notice date. The 5% discount Dutchess receives will be an underwriting discount.

We will pay the expenses associated with registering the common stock being offered under this prospectus.  We estimate that these offering expenses will be approximately $60,000.  In addition, we will pay a 1% commission to Charleston Capital Corporation, an independent registered broker-dealer, on each transaction.  We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholder. We will, however, receive proceeds from the sale of common stock under the equity line.

We have agreed to indemnify the selling shareholder and their controlling persons against certain liabilities, including liabilities under the Securities Act.  However, many states have securities laws mandating that common stock may only be sold through registered or licensed brokers or dealers.  In addition, many states prohibit the sale of common stock unless the shares have been registered for sale in those states, or an exemption from registration is available. We will inform the selling shareholder that they must comply with applicable state securities laws and that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholder must be registered to sell securities in all 50 states.

The Exchange Act prohibits illicit market-making activities and the selling shareholder should be aware that they must comply with the anti-manipulation provisions of Regulation M when purchasing, selling or distributing our common stock.  Under Regulation M, the selling shareholder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus.  Accordingly, the selling shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place.  We will advise the selling shareholder that if a particular offer of common stock is to be made on terms materially different from the information set forth in the above Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Penny Stock Regulations

Our common stock is subject to rules governing “penny stocks.”  The penny stock regulations are an effort by Congress and the SEC to prevent abuses by “boiler shop” operators in marketing low-priced securities to unsophisticated investors.  Generally, a penny stock is any stock that:

•

sells for less than $5 a share,

•

is not listed on an exchange or authorized for quotation on NASDAQ, and

•

is issued by a company with less than $5,000,000 in net tangible assets.

Cal-Bay is not a substantial issuer and cannot become one until we have net tangible assets of at least $5,000,000.  In addition, our stock is traded on the Over the Counter Bulletin Board and has always traded at a price less than $5 a share.  As a result, our common stock will continue to be subject to the penny stock rules for the foreseeable future.

Limitations on Trading Penny Stocks

The Securities and Exchange Commission imposes strict requirements on broker-dealers that recommend and sell penny stocks. Before a broker-dealer can recommend or sell a penny stock to a new customer, the prospective investor must supply the broker-dealer with information concerning the person’s financial situation, investment sophistication and investment objectives. Then, the broker-dealer must reasonably determine:

•

that transactions in penny stocks are suitable for the person, and

•

that the person, or his advisor, is capable of evaluating the risks of investing in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination.  The customer must then sign and date a copy of the suitability statement and return it to the broker-dealer.  At that point, the broker-dealer must secure a written agreement from the investor identifying the particular stock and the number of shares to be purchased.

These procedures often delay a proposed transaction and many broker-dealers have adopted a policy of not recommending penny stocks.  Broker-dealers who do recommend penny stocks must first provide the investor with a risk disclosure document describing the inadequacies of the penny stock market and the risks associated with investing in penny stocks.  The broker-dealer must also disclose the bid and ask price for the particular stock and any compensation that will be provided to the broker-dealer in connection with the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to the market activity and price of the penny stocks held in the customer’s account.

The Penny Stock Suitability Rule and the Penny Stock Disclosure Rule, described above, do not apply to the following:

•

transactions not recommended by a broker-dealer,

•

sales to institutional accredited investors,

•

sales to “established customers” of the broker-dealer.  Established customers are persons who either have had an account with the broker-dealer for at least a year or who have effected 3 purchases of penny stocks with the broker-dealer on 3 different days involving 3 different issuers, and

•

transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed 5 percent of their total income during certain defined periods.

These penny stock regulations will continue to limit our shareholders’ ability to purchase and resell our common stock.

Legal proceedings

We are not aware of any current legal proceedings that are threatened or pending against Cal-Bay, our subsidiaries or any of our officers or directors.  Further, none of our officers, directors or affiliates are parties against Cal-Bay or have any material interests in actions that are adverse to our interests.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth as of December 23, 2003, the name, age, and position of each executive officer and director and the term of office for each director of the Company.

Name	Age	Position	Since
Robert J. Thompson	54	President, Secretary and Director	March 2001
Charles A. Prebay	47	Vice President, Treasurer and Director	March 2001

All officers hold their positions at the will of the Board of Directors.  All directors hold their positions for one year or until their successors are duly elected and qualified.

The following is a brief biography of the officers and directors.

Robert J. Thompson.  Mr. Thompson holds a B.S. degree in Mechanical Engineering from Ohio State University.  He has been employed in the analytical instrumentation industry for over 20 years.  Since 1990, Mr. Thompson has been self employed as a representative/distributor in the analytical instrumentation industry.  Prior to 1990, Mr. Thompson was employed by or associated with Hartshaw Chemical as Chief Engineer, Teledyne Analytical Instruments as Regional Sales Manager, and Advanced Micro Instruments as a Partner.

Charles A. Prebay.  Mr. Prebay holds a B.S. degree in Biological Sciences from Michigan State University and has taken graduate courses in marketing and management from the University of Michigan and the University of California/Irvine.  He has been employed in the analytical instrumentation industry for over 20 years.  Mr. Prebay was employed by or associated with Teledyne Analytical Instruments as a Sales Engineer from 1979 to 1980.  He was at Research-Cottrell/KVB as a Product Manager and Marketing Manager from 1980 until 1992 and served as Regional Sales Manager at Anarad from 1992 until 1995. From 1995 until 2000, Mr. Prebay worked at Baseline Industries as Western Regional Sale Manager.  Mr. Prebay has worked at Cal-Bay Controls since June 2000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of December 23, 2003 the name and number of shares held by each person known to us who owns more than 5% of the 31,169,031 issued and outstanding shares of our common stock. The table also lists the shareholdings of our officers and directors as a group.  For purposes of this table, a beneficial owner is anyone who, directly or indirectly, either has or shares the power to vote or direct the voting of the common stock, or has investment power with respect to the stock including the power to dispose of or direct the disposition of the stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common	Robert J. Thompson (1) 1582 Parkway Loop, Suite G Tustin, CA 92780	10,826,653	34.7%
Common	Linwood Meehan III (2) 1080 Woodcock Road, Suite 276 Orlando, FL 32803	2,000,000	6.4%
Common	Charles A. Prebay (1) 1582 Parkway Loop, Suite G Tustin, CA 92780	1,575,000	5.1%
Common	Officers, Directors and Nominees as a Group: 2 persons	12,401,653	39.8%

(1)

Officer and/or director of the Company.

(2)

Mr. Meehan has provided consulting services to Cal-Bay but is not otherwise affiliated with the company.

There are no contracts or other arrangements that could result in a change of control of the Company.

Description of Securities

We are authorized to issue 75,000,000 shares of $.001 par value common stock.  At the date of this prospectus there are 31,169,031 shares issued and outstanding held by approximately 69 shareholders of record.  All shares are validly issued, fully paid and non-assessable.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share they own at any shareholders’ meeting.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available there for, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders.  There are no conversion rights, preemptive rights, or other subscription rights or privileges with respect to any shares.

We have not paid or declared any dividends since inception and do not intend to declare any dividends in the foreseeable future. Our ability to pay dividends is also subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the voting shares voting for election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

Our transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Drive, Las Vegas, Nevada 89119.  Their phone number is (702) 361-3033.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Nevada Revised Statutes provide that a corporation’s charter may include a provision limiting the liability of its directors or officers.  Accordingly, to the extent permitted by Nevada law, our corporate charter provides that no director or officer shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities—other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding—is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

Description of Business

General

Cal-Bay International originally incorporated in the State of Nevada on December 9, 1998, under the name Var-Jazz Entertainment, Inc.  Var-Jazz was organized to engage in the business of music production and sales.  Var-Jazz did not succeed in the music business and the board of directors began seeking new business opportunities.  On March 8, 2001, Var-Jazz entered into an Agreement and Plan of Reorganization with Cal-Bay Controls, Inc. whereby Var-Jazz changed its name to Cal-Bay International, Inc., and acquired Cal-Bay Controls, Inc. as a wholly owned subsidiary in exchange for 17,112,000 shares of common stock.

Cal-Bay Controls, Inc. originally formed in 1976 as a sole proprietorship that was acquired by Robert J. Thompson in 1990.  On February 22, 2001, Cal-Bay Controls incorporated in the State of Nevada and was subsequently acquired by Var-Jazz on March 8, 2001.

On March 7, 2002, Cal-Bay International’s Form 10-SB registration statement went effective and in June of 2002, Cal-Bay International, Inc. moved from the Pink Sheets to the Over the Counter Bulletin Board where the Company currently trades under the symbol CBYI.

Cal-Bay Analytical, Inc. was incorporated on August 7, 2003 in the State of Nevada and is also operated as a wholly owned subsidiary.

Our Business

Cal-Bay International’s operating subsidiaries are Cal-Bay Controls (CBC) and Cal-Bay Analytical (CBA).  Both CBC and CBA operate as manufacturer’s sales representatives and distributors of analytical products, services and associated equipment through license and distribution agreements.  CBC primarily serves the process, environmental and safety markets, while CBA primarily serves the laboratory markets. Cal-Bay does not currently have any international operations and does not intend to pursue an international market at this time, but expects to do so in the future.

Cal-Bay Controls (CBC)

CBC is composed of three divisions, the Representative/Distribution Division, the Systems Division and the New Products Division.  CBC’s operations are focused mainly in California and Nevada with a small percentage of sales made elsewhere in the United States.

Representative/Distribution Division

CBC’s Representative and Distribution Division currently serves markets in California, Nevada and Hawaii.  Cal-Bay represents and/or distributes products from many manufacturers of engineered products for the process control, environmental and safety markets.  The process control market involves instrumentation and equipment used to help manufacturing plants control or improve the operations of specific production or manufacturing processes within the plant.  The environmental market uses instrumentation and equipment to measure or help reduce air and/or water pollution produced by industrial, utility or municipal facilities.  The safety market requires instrumentation for use in various industries to meet personnel safety requirements typically imposed by OSHA regulations.

CBC has a signed contract/agreement with each of the companies it represents which grants CBC the rights to sell the assigned products/services within a defined sales territory (typically California, Nevada and Hawaii).  In most cases these contracts are exclusive in the sense that no other sales representative is allowed to sell the products covered by the contract in the same sales area, however, there are a few contracts which are non-exclusive in the sense that there may be more than one authorized sales agents in a given sales area.  CBC receives compensation for selling efforts in the form of commissions (typically 10-20% of the net sales price) on all sales of products within the specified sales territory.

Within the designated sales territory, CBC serves the following markets:

*  Environmental market

*  Industrial Process Markets

*  Petroleum Refineries

*  Chemical plants

*  Pharmaceutical and Biotechnology

*  Computer related

*  Paint and coating

*  Printing

*  Metal processing

*  Bulk industrial gases and specialty gases

*  Semiconductor

*  Aerospace

*  Plastics/Polymers

*  Original Equipment Manufactures (OEM’s)

The environmental market is typically driven by local, state and national regulations promulgated by regulatory agencies including the South Coast Air Quality Management District (SCAQMD), California Air Resources Board (CARB) and the U.S. Environmental Protection Agency (EPA), which has both air and water protection departments.

During the 1980’s and 1990’s there were many new regulations, on the local and federal level, which required the installation of new analytical instrumentation and monitoring systems for both air and water pollution control.  CBC has been very successful in selling analyzers for use in the environmental markets and we believe the market will continue to be strong in this area.  During the late 1990’s the number of new regulations declined, however, CBC expects new regulations to be implemented in several areas in the coming decade which should result in an increase in this market in the near future.

The safety market is also regulatory driven, usually by OSHA rules.  CBC anticipates the safety market to remain fairly static in the near future.

The EPA and OSHA frequently implement new regulations seeking to improve quality, safety and the environment.  When new regulations are implemented, industry is required to comply with the regulations, often necessitating the purchase of new equipment and controls.  While CBC cannot assure new regulations translate directly to additional sales, it is management’s experience that increased regulations typically result in an increase in sales.

Process and quality control markets are much less likely to be affected by regulatory concerns, however, these markets are more likely to be affected by changes in the economy.  Sales to these markets are typically not regulatory driven but are driven by the need for improved production efficiency, reductions in cost, improvement in product quality, etc.  New technology developments are often the driving force behind sales of new equipment into these markets as each company searches for a competitive advantage.

Systems Division

In addition to selling products and services as a representative/distributor, CBC produces a small number of operational systems that integrate a variety of products and components from numerous vendors.  Notably, CBC is able to provide Continuous Emissions Monitoring Systems (“CEMS”) to selected clients for regulatory compliance.  These clients typically have unique requirements that cannot be addressed by one of the larger CEM integration companies.  On CEMS projects, CBC will often act as the prime contractor with several sub-contractors who will be responsible for design, manufacture, test and/or installation and certification to meet the regulatory requirements.  A typical CEM system will include sample probe, heated sample line, sample conditioning system to remove moisture and particulates, sample flow controller and distribution manifold, analyzer(s) for the gas species to be measured, a micro-processor based system controller, data-logger and/or data acquisition and reporting system, and calibration gases.  Services may include installation supervision, start-up and training, certification to meet regulatory standards, maintenance contracts and regulatory permitting assistance.

The market for CEMS is entirely driven by local, state and national regulations promulgated by regulatory agencies, including the South Coast Air Quality Management District, California Air Resources Board and the U.S. Environmental Protection Agency.

The Company is interested in expanding its core business into new areas of business opportunity.  Some potential methods of accomplishing this goal are to expand into new markets with existing products, develop and manufacture new products for sale into our existing markets and search for acquisition candidates.

New Products Division

CBC is currently exploring several opportunities to develop new products and/or technologies, as follows:

Spectra Unlimited – Product Acquisition/Development

During the first quarter of 2003 Cal-Bay reached an agreement to acquire the technology rights to several products developed by Spectra Unlimited, a recently dissolved company.  Cal-Bay had been in negotiations with the owners of this technology during the past year, and a letter of intent had been signed in late-2002.  After completion of the due diligence process, a contractual agreement for Cal-Bay to acquire the rights to the technology developed by Spectra Unlimited was reached and signed by all parties.

The Spectra products include the following:

•

Streaming Current Analyzer – this analyzer uses the proven thermoconductivity principle of analysis and is unique in that it can discriminate a single component of interest from a complex mixture of different components.  Potential applications include: measurement of solids in a binary solution, selective measurement of a single gas in a complex mixture of gases for purity or quality control, various solvent ratios for process control, and product quality measurements.

•

Infrared Spectrometer – This is a highly sensitive NDIR spectrometer designed for gas measurements in environmental or process control applications.  It uses dual measurement channels and an energy-balancing circuit that allows the use of the same optical filters for sample and reference wavelengths.

•

Catalytic Scrubbers - A series of proprietary non-depleting catalytic scrubbers that can turn most active substances inert to improve sampling and analysis in difficult applications.

It is currently unknown what the market potential of these products are, or the amount of additional research and product development that will be required before taking these products to market, however Cal-Bay believes that each of these products can be developed with a fairly limited amount of resources and that these products will fit very well into our existing areas of business.  If the R&D of these products is successful it is anticipated that these products will be manufactured and sold either by a new subsidiary company to be established or by a company to be acquired by Cal-Bay that already has a manufacturing capability and sales organization.

Pattern Recognition Technology – Product Development

During the past several years Cal-Bay has evaluated several new types of analytical products using “pattern recognition technology”.  Pattern recognition is the art of separating and identifying complex chemical or electronic signatures from even more complex backgrounds.

Initially, Cal-Bay worked with an inventor who had developed a prototype pattern recognition device using neural net processing.  Based upon limited marketing research, this new device had tremendous potential for use in a number of areas, but the inventor was unable or unwilling to perform the product development required to produce a commercially viable new product.  Cal-Bay was unable to finalize a business relationship with the inventor, and as a result we began evaluating other products capable of performing similar measurements.

One of these other products and/or technologies which was evaluated by Cal-Bay was a new type of chemical sensor developed by a major university.  Cal-Bay was approached by the technology transfer agent for this university to consider the possible further development and commercialization of this new sensor technology.  After reviewing the technology, and performing initial market research studies and preparing cost estimates for the commercialization of this product, Cal-Bay determined that the development costs and time to market were not within our preferred guidelines and therefore we decided not to pursue this opportunity.

Cal-Bay has also recently had discussions with another company that has developed an “electronic nose” analytical device using fast gas chromatography with a new proprietary detector.  It is possible that Cal-Bay may become an investor in this company, and/or may become a sales agent for the product.

Analytical Sensors – Product Development

Cal-Bay has had preliminary discussions with the former owner of an analytical sensor company regarding the potential development of a new line of sensors.  Unfortunately, these discussions have not progressed and are currently on hold.  It is possible that these discussions will continue in the future, but there are currently no plans or schedule for this to occur.

Future Product R&D

In addition to the pattern recognition technology that Cal-Bay plans to develop, we will continually be searching for other new technology ideas that we may develop internally, partner with or acquire in the future.

One resource that Cal-Bay will utilize to aid in the search for new technologies is the services of “technology brokers” that specialize in identifying new technology and matching that technology with companies that are looking for new products to develop.  Cal-Bay has recently used such a service to evaluate a new technology patented by the faculty of a public U.S. university that had reached the “proof of concept” stage and needed additional funding and resources to complete the development into a commercially-viable product.

Each year there are many thousands of new patent applications filed, including many by universities or by small, private inventors who do not have the resources or facilities or inclination to complete the development of their new idea into a commercial product.  Of these new patents, many are in areas of interest to Cal-Bay, including new sensor technology, new analytical methodologies, and new processes for environmental measurement and remediation.  Cal-Bay will review new patents in these areas, and will select appropriate new technologies to target for possible acquisition for future development.

Cal-Bay Analytical (CBA)

CBA operates as a manufacturer’s sales representative and distributor of analytical products, services and associated equipment through license and distribution agreements.

CBA primarily serves the laboratory markets.  The laboratory markets include a variety of industrial, governmental and private contract testing laboratories as well as research and development laboratories operated by private industries, universities and governmental research laboratories.

CBA has a signed contract/agreement with each of the companies it represents which grants CBA the rights to sell the assigned products/services within a defined sales territory (typically California, Nevada, Arizona, Utah and Hawaii).  In most cases these contracts are exclusive in the sense that no other sales representative is allowed to sell the products covered by the contract in the same sales area, however, there are a few contracts which are non-exclusive in the sense that there may be more than one authorized sales agents in a given sales area.  CBA receives compensation for selling efforts in the form of commissions (typically 10-20% of the net sales price) on all sales of products within the specified sales territory.

Future Potential Mergers & Acquisitions and/or New Subsidiary Companies to be Formed by Cal-Bay International

The Company has identified a number of companies that would be good candidates for future mergers and/or acquisitions.  Each of these companies has been selected based upon such criteria as profitability, existing management team, ownership desire for exit strategy, synergy and compatibility with Cal-Bay’s goals and plans.  At this time, Cal-Bay’s management is evaluating each of the candidates currently identified and we are actively searching for new candidates in order to determine the best growth strategy for the future.

Alternatively, the Company may decide to form a new subsidiary company or companies in the future as it either develops new products or identifies new areas of business opportunity.

Competition

Many companies who are analytical instrumentation manufacturers, representatives or distributors have substantially more financial and technological resources than us.  They may be able to allocate more funds to researching, developing and manufacturing new technologies.  These companies may succeed in developing products that are more effective or less costly than our products.

In addition, many of our competitors have greater name recognition, larger customer bases, broader distribution and more marketing resources than we do.  They may be better at marketing and promoting their products even if their products are not technologically superior to ours.  As a result, we may not be able to compete successfully against other producers and distributors of environmental and analytical instrumentation products.

Management’s Discussion and Analysis of Financial Condition or Plan of Operation

This discussion and analysis should be read in conjunction with the financial statements appearing elsewhere in this prospectus.

Results of Operations for the periods ended December 31, 2002 and December 31, 2001

For the period ended December 31, 2002, Cal-Bay generated total revenues from commissions of $228,498 and product sales of $110,052 for total revenues of $344,450 with cost of sales totaling $101,485 resulting in gross profit of $242,965.  The cost of sales is only associated with the revenues from product sales, therefore the gross profit on these product sales is $8,567.  Our expenses were $954,331, mainly for professional fees of $785,595 which were paid in shares of common stock.  Other expenses, such as telephone and utilities charges, property rent, and equipment rentals totaled $168,736. As a result, Cal-Bay realized a net loss after taxes of $713,766 during the year ended December 31, 2002.

The revenues generated for the period ending December 31, 2002 were lower than the revenues generated for the period ending December 31, 2001, primarily due to lowered commissions from a decrease in new orders during the middle part of 2002. Many projects that we had forecast for this time period were delayed, primarily due to the general slowdown of the economy.  Many of the products sold by Cal-Bay on a commission basis are used in environmental applications and projects, which are often delayed when the economy is weak.  Also, the federal environmental regulatory agency has been less aggressive recently in the enforcement of environmental regulations requiring new environmental equipment. The environmental monitoring equipment tends to be cyclical, and we expect that business will be slow until the end of 2003 and hopefully will then improve.

The consultants used by Cal-Bay during this period, the services provided, and the shares of common stock paid in compensation to these consultants were are follows:

Linwood (Trey) Meehan III

Website Development/Investor Relations

20,000 shares

Ernest Rankin III

Website Development

20,000 shares

Cletha Walstrand

Legal Services

200,000 shares

Harvey Carmichael

Marketing & Business Consulting

1,000,000 shares

Darko Mrakuzic

International Business Consulting

1,000,000 shares

None of these consultants are related parties or affiliates.

For the period ended December 31, 2001, we generated revenues from product sales and commission income of $319,039 totaling $396,150 in combined revenues.  Costs of sales were $69,195 resulting in gross profits of $326,955.  The cost of sales is only associated with the revenues from product sales, therefore the gross profit on these product sales is $7,946.  The Company had expenses of $349,993 resulting in a net loss after taxes of $23,838.  Expenses were due chiefly to salaries and wages, property rent, payroll taxes, and professional fees incurred during the reverse acquisition of Cal-Bay Controls.

Three Month periods Ended September 30, 2003 and 2002

Cal-Bay Analytical did not have any business transactions as of September 30, 2003 and therefore had no impact on the total Company business results.  All of the following business results are from the Cal-Bay Controls operating subsidiary.

Cal-Bay generated $17,954 in commission income from our representative/distributor division, and product sales in the systems division of $43,934, for a total revenue of $61,888 for the three-month period ended September 30, 2003 with cost of sales of $36,808 for a gross profit of $25,080.  These revenues compare with $118,139 in commission income and product sales revenues for the three-month period ended September 30, 2002 with cost of sales of $101,485 and gross profit of $16,654. Gross profit for the three-month period ended September 30, 2003 was $8426 more than the same period ended in 2002.  The net cash provided by operating activities for the three months ended September 30, 2003 was $3,615 compared to net cash of $7,780 from the comparable period in 2002.

The revenues generated for the three-month period ending September 30, 2003 were primarily due to sales from one large project won in the systems division during this period.

Operating expenses were $239,952 for the three-month period ended September 30, 2003 compared with $748,217 for the three-month period ended September 30, 2002, which is a decrease of $508,265.  The net loss was $214,872 for the three-month period ended September 30, 2003 compared to a net loss of $731,563 for the comparable period in 2002 which is an increase in net income of $516,691. The majority of the expenses during the current period are a direct result of the issuance of 5,458,356 shares of common Cal-Bay stock, valued at $212,719, as consideration for certain existing and future professional and consulting expenses. For accounting purposes, the value of this stock is being taken as an expense in this period, although much of the professional and consulting services will be performed in the future, which should help to reduce expenses in the future.

Nine Month periods Ended September 30, 2003 and 2002

Cal-Bay generated $100,113 in combined commission income from our representative/distributor division and revenues from product sales in the systems division for the nine-month period ended September 30, 2003 with $36,808 cost of sales for a gross profit of $63,305. This compares with $256,645 in commission income and product sales revenues for the nine-month period ended September 30, 2002 with cost of sales of $101,485 and gross profit of $155,160. Gross profit for the nine-month period ended September 30, 2003 was $91,855 less than the same period ended in 2002.  Net cash used by operating activities was $29,466 for the nine-month period ended September 30, 2003 compared to net cash used of $16,362 for the same period ended in 2002.

The revenues generated for the nine-month period ending September 30, 2003 were less than the anticipated levels of revenues forecast for this period, due to low levels of commissions income received as well as the lack of sales from the systems division or new products division early in this period, and we believe that this decrease in business activity is due to the slowdown in the economy in general during this year.  Several projects that we had forecast for this time period have been delayed, and we have been told by many clients that capital spending budgets have been reduced or placed on hold until later in the year or early next year.

Operating expenses for the nine months ended September 30, 2003 were $563,296 compared to $888,876 for the same period in 2002, which is a decrease of $325,580.  For the nine month period ended September 30, 2003, Cal-Bay had a net loss of $499,991 compared to a net loss of $733,716 for the same period in 2002, which is a reduction in net loss or increase in net income of $233,725. The majority of the expenses during the nine months ended September 30, 2003 are a direct result of the issuance of 6,733,356 shares of common Cal-Bay stock, valued at $429,469, as consideration for certain existing and future professional and consulting expenses.  For accounting purposes, the value of this stock is being taken as an expense in this period, although much of the professional and consulting services will be performed in the future, which should help to reduce expenses in the future.

The consultants used by Cal-Bay during this period, the services provided, and the shares of common stock paid in compensation to these consultants were are follows:

Linwood (Trey) Meehan III

Website Development/Investor Relations

100,000 shares

Cletha Walstrand

Legal Services

100,000 shares

Harvey Carmichael

Marketing & Business Consulting

750,000 shares

Dante Panella

Business Consulting

325,000 shares

None of these consultants are related parties or affiliates.

Many of the expenses through the first nine months of 2002 and 2003 are attributed to Cal-Bay becoming a reporting public company.  As a result of becoming a public company, we have incurred ongoing legal and accounting costs related to preparing and filing our public reports during the past two years.  The majority of these auditing costs, legal fees and organizational expenses would not have been incurred had Cal-Bay continued to operate as a sole proprietorship, and our net income would have increased substantially.

In addition, through the first nine months of 2003, we had increased professional fees relating to preparing and filing a registration statement with the SEC on Form SB-2.  The registration statement related to a proposed equity line of credit with Dutchess Private Equities Fund, LP.  On November 3, 2003, we withdrew the registration statement to renegotiate the terms of the equity line.  We are currently in the process of preparing and filing a new registration statement reflecting the renegotiated agreement.

We expect our legal and accounting fees to decrease in the future, although we will require continuing legal and accounting services for our future quarterly and annual reporting.  During this period, Cal-Bay’s management was also informed that the health insurance premiums would increase significantly this year, therefore a new health insurance plan was selected in an attempt to limit the increase in costs. We do not foresee any other increases in expenses or any other major expenditures for the remainder of 2003.

At this time, based upon the actual sales to date and the projected sales for the remainder of the year it appears that the 2003 sales for Cal-Bay will probably be less than the forecast for the year, therefore the officers of Cal-Bay have agreed to accept company stock in lieu of salary if required to maintain adequate cash flow for the corporation.  During the three months ended September 30, 2003, the officers of Cal-Bay did not draw any salary, and the amount of salary taken during the nine month period ended September 30, 2003 was minimal.   Cal-Bay’s management is also making an effort to reduce our operating expenses for the remainder of the year.

Liquidity and Capital Resources

As of September 30, 2003, Cal-Bay had total assets of $48,497.  Current assets consisted of $6,512 in cash and $2,175 in prepaid expenses.  Other assets consisted of advances receivable of $21,500 and a deposit of $2,770.  Net office furniture and equipment at September 30, 2003 was $15,540.  Current liabilities totaled $39,228 consisting mainly of $37,996 in accounts payable, accrued salaries, wages, and income taxes payable.  We also had current a lease payment due of $1,232.  Long-term obligations at September 30, 2003 consisted of $11,718 in lease commitments.

Cal-Bay does not anticipate any substantial new capital expenditures for the next twelve months, and does not plan to move to a new facility or to otherwise increase the overhead expense level in any way. Cal-Bay plans to continue the current operations of all subsidiaries with the present management structure, financial and operational goals for the near term.  Based upon the sales, expense and income results from the first three quarters of operations and our projections for the remainder of the year, the Company believes that it can maintain the current level of operations for the rest of the year without having to raise additional funds for operational purposes.  The company believes that its cash needs to maintain current operations can be met with cash on hand and revenues from accounts receivable on orders for at least the next twelve months. However, should the Company require additional capital, the Company may sell additional stock, arrange debt financing or seek other avenues of raising capital.

Description of Property

Cal-Bay currently leases a combined office/warehouse facility of approximately 2,328 square feet at 1582 Parkway Loop, Suite G, Tustin, CA 92780.  The lease is paid on a monthly basis of $2,630.64 per month and expires on August 31, 2004.  Our facility is located in a small mixed use, commercial/light industrial office park in Central Orange County, California.  This facility consists of a reception area, three individual fully-enclosed offices, a conference room, a restroom, sales literature storage area, printer/fax/copier area, and a combined warehouse/system production/equipment test area.  Management believes the currently leased space is adequate to meet Cal-Bay’s needs for at least the term of the lease.

Certain Relationships and Related Transactions.

On January 15, 2002 we loaned $6,000 to Charles Prebay, our Chief Financial Officer.  There was no written loan agreement.  The loan carried no interest and was payable on demand.  Mr. Prebay repaid the loan on September 17, 2002.

Between January 15, 2002 and May 31, 2002, Cal-Bay made a series of loans to Mr. Robert Thompson, our Chief Executive Officer.  The loans were issued as follows:

Date:	Amount:
January 15, 2002	$6,500
February 20, 2002	$6,000
April 15, 2002	$2,000
May 1, 2002	$2,000
May 31, 2002	$5,000
Total:	$21,500

There are no formal written loan agreements on the above-listed notes.  The notes do not carry interest and are payable on December 31, 2003.  The notes have not been repaid as of the date of this prospectus.

We do not expect to have significant dealing with affiliates.  However, if there are such dealings, the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person.

Market for Common Equity and Related Stockholder Matters.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol CBYI.  At December 23, 2003 we had approximately 69 shareholders of record holding 31,169,031 shares of common stock.  Of the issued and outstanding common stock, approximately 14,403,680 shares are free trading and approximately 16,765,351 shares are restricted and may only be sold pursuant to Rule 144.

The following table shows the high and low closing bid and ask prices on our common stock from January 2001 through September 30, 2003.

CLOSING BID

CLOSING ASK

High

Low

High

Low

2001

Jan. 2 through Mar. 13

.61

.125

None

None

Mar. 14 through Mar. 30

(After 3 for 1 split)

1.30

.43

2.0

.65

June 1 through June 30

1.20

.30

1.60

.59

July 2 through September 28

1.68

1.01

1.73

1.15

October 1 through December 31

1.21

.25

1.26

.50

2002

Jan 2 through March 28

.85

.35

.90

.40

April 1 through June 28

.46

.215

.51

.23

July 1 through September 30

.38

.20

.42

.23

October 1 through December 31

.275

.16

.30

.17

2003

Jan 2 through March 31

.20

.05

.21

.065

April 1 through June 30

.07

.04

.08

.045

July 1 through September 30

.08

.03

.09

.038

The above quotations are provided by the National Quotation Bureau, LLC and represent prices between dealers.  These prices do not include retail markup, markdown or commission.  In addition, these quotations do not represent actual transactions.

Executive Compensation

Cal-Bay has no formal arrangements remunerating our officers and directors, except that they receive reimbursement for expenses, including travel expenses, made on our behalf.  During the past two years, we have provided the following compensation to our executive officers under an informal agreement:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation
Robert J. Thompson President, Secretary and Director	2002 2001 2000	35,000 126,039 -0-	-0- -0- -0-	-0- -0- -0-
Charles A. Prebay Vice President, Treasurer and Director	2002 2001 2000	32,000 62,937 -0-	-0- -0- -0-	-0- -0- -0-
Arthur E. Vargas Former President	2002 2001 2000	-0- -0- -0-	-0- -0- -0-	-0- 3,538 (1) -0-

(1)

In 2001 we gave Mr. Vargas, our president from inception until March 8, 2001, all right, title and interest of inventory and the production and distribution of compact discs featuring Nevada lounge acts, valued at $3,538 as compensation for past services.

Financial Statements

The financial statements are attached to this registration statement beginning with the Index to Financial Statements on page 33.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Legal Matters

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for us by Cletha A. Walstrand, Attorney at Law, 8 East Broadway, Suite 609, Salt Lake City, Utah 84111.

Where to Find Additional Information

For further information on Cal-Bay International and the shares being offered, please refer to the registration statement and accompanying exhibits filed with the SEC on Form SB-2.  In addition, you may wish to refer to our previous annual and quarterly reports and other SEC filings.  These materials are accessible 24 hours a day through the SEC website at http://www.sec.gov.  If you are in the Washington DC area, you may examine and copy these materials at the SEC’s public reference room located at 450 Fifth Street NW, Washington, DC 20549.  You may also request copies by writing to the SEC and paying a duplicating fee.  Please call the SEC at 800-SEC-0330 for further information on ordering copies of our reports or visiting the public reference room.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

AND

UNAUDITED CONSOLIDATED FINACIAL STATEMENTS

 FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003

INDEX

Page

Independent Auditor’s Report,

34

Consolidated Balance Sheets, December 31, 2002

35

Consolidated Statements of Operations, December 31, 2002

36

Consolidated Statements of Changes in Stockholders’ Equity (Deficit), December 31, 2002

37

Consolidated Statements of Cash Flows, December 31, 2002

38

Notes to Consolidated Financial Statements, December 31, 2002

39-49

Independent Accountant’s Report,

50

Unaudited Consolidated Balance Sheets, September 30, 2003 and 2002

51

Unaudited Consolidated Statements of Operations

  for the Three Months Ended and Nine Months September 30, 2003, and 2002

52

Unaudited Consolidated Statement of Changes in Stockholders’ Equity

  for the Period Ended September 30, 2003

53

Unaudited Consolidated Statements of Cash Flows

  for the Three Months and Nine Months Ended September 30, 2003, and 2002

54

Notes to the Unaudited Consolidated Financial Statements, September 30, 2003

55-65

INDEPENDENT AUDITOR’S REPORT

Board of Directors

CAL-BAY INTERNATIONAL, INC.

I have audited the accompanying consolidated balance sheets of Cal-Bay International, Inc. (A Nevada Corporation), and subsidiary, as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cal-Bay International, Inc. and subsidiary, as of December 31, 2002 and 2001, and the results of its operations, changes in stockholders’ equity and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

/s/ARGY & COMPANY

February 15, 2003

Fountain Valley, California

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS

2002

2001

Current Assets:

Cash (Note 1c)

$

36,973

$

25,602

Prepaid Expenses

17,219

-0-

Related Party Receivables (Note 4)

21,500

-0-

TOTAL CURRENT ASSETS

75,692

25,602

Office Furniture and Equipment, at cost,

net of accumulated depreciation of

$6,209 and $4,079 respectively (Notes 1h & 2)

18,359

5,100

Deposit (Note 1g)

2,770

2,491

TOTAL ASSETS

$

96,821

$

33,193

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts Payable & Accrued Expenses (Note 1i)

$

15,288

$

33,431

Sales Tax Payable

460

5,023

Income Taxes Payable (Notes 1j & 6)

-0-

800

Current Portion of Capital Lease Obligation (Note 9)

2,572

-0-

TOTAL CURRENT LIABILITIES

18,320

39,254

Capital Lease Obligation, net of Current Portion (Note 9)

11,928

-0-

Commitments and Contingencies (Note 8)

- - -

- - -

Stockholders’ Equity:

Common Stock, $.001 par value; 75,000,000 shares

  authorized; shares issued and outstanding

  23,710,000 and 21,390,000 (Notes 1b, 1k, 3 & 5)

23,710

$

21,390

Additional Paid in Capital – (Discount on Stock)

780,467

(3,613)

Retained Deficit

(737,604)

(23,838)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)

66,573

(6,061)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

$

96,821

$

33,193

The accompanying notes are an integral part of these financial statements.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

2002

2001

REVENUES:

Sales

$

110,052

$

77,111

Commission Income (Note 1e)

228,498

319,039

Other Income

5,900

-0-

TOTAL REVENUES

344,450

396,150

COST OF SALES:

Purchases

101,485

69,195

GROSS PROFIT

242,965

326,955

EXPENSES:

Salaries and Wages

67,000

188,976

Auto Expense

14,573

14,270

Depreciation Expense (Notes 1h & 2)

2,130

1,262

Equipment Rentals

3,989

4,061

Insurance

12,480

7,763

Telephones & Utilities

5,482

5,428

Property Rent (Note 8)

33,212

23,979

Office Expenses & Miscellaneous

5,943

4,606

Organizational Costs (Note 1h)

-0-

1,554

Outside Services

12,649

12,409

Payroll Taxes

5,728

19,906

Professional Fees

785,595

59,860

Travel and Entertainment

5,550

5,919

TOTAL EXPENDITURES

954,331

349,993

NET LOSS BEFORE TAXES

(711,366)

(23,038)

TAXES ON INCOME (Note 1j & 6)

2,400

800

NET LOSS AFTER TAXES

$

(713,766)

$

(23,838)

Basic and Fully Diluted Earnings Per Share (Note 1l)

$

(.03)

$

.00

Weighted Average Shares Outstanding (Note 1l)

22,162,205

21,198,038

The accompanying notes are an integral part of the financial statements.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For The Years Ended December 31, 2002 And 2001

Additional

Paid-in

Common Stock

Capital

Total

Number of

($0.001 Par)

(Discount

Retained

Stockholders’

Shares

$ Amount

on Stock)

Deficit

Equity

Balance at inception

  (February 22, 2001)

17,112,000

$17,112

$

(7,738)

$

-0-

$

9,374

Recapitalization for Reverse

  Acquisition on March 8, 2001

4,278,000

4,278

4,125

---

8,403

    Net Loss December 31, 2001

            ---

     ---

---

(23,838)

(23,838)

Balance at December 31, 2001

21,390,000

21,390

(3,613)

(23,838)

(6,061)

Issuance of Common Stock

   for Services

2,320,000

2,320

784,080

---

786,400

Net Loss December 31, 2002

              ---

    ---

---

(713,766)

(713,766)

Balance at December 31, 2002

23,710,000

$  23,710

$

780,467

$

(737,604)

$

66,573

The accompanying notes are an integral part of the financial statements.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31,

2002

2001

Cash Flows From Operating Activities:

Loss from Operations

$

(713,766)

$

(23,838)

Adjustments to reconcile net income to net cash provided

by operating activities:

Depreciation (Note 1h & 2)

2,130

1,262

Common stock issued for services

786,400

-0-

(Increase) Decrease in Prepaid Expenses

(17,497)

2,275

(Decrease) Increase in Accounts Payable & Accrued Expenses

(18,144)

38,335

(Decrease) Increase in Sales Tax Payable

(4,563)

5,023

(Decrease) Increase in Income Taxes Payable

(800)

800

Total adjustments to net income

747,526

47,695

Total Cash Provided by Operating Activities

33,760

23,857

Cash Flows From Investing Activities:

Purchase of Fixed Asset

(889)

(2,679)

Loans to Related Party

(21,500)

-0-

Reverse acquisition of Cal-Bay International, Inc.

  (net of cash acquired)

-0-

3,499

Total Cash (Used) Provided by Investing Activities

(22,389)

820

Net Increase In Cash

11,371

24,677

Cash, beginning of period

25,602

925

Cash, end of period

$

36,973

$

25,602

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:

Interest

$

-0-

$

-0-

Income taxes (Note 1j)

3,200

-0-

Total

$

3,200

$

-0-

Acquisition Note:  In connection with the reverse acquisition of Cal-Bay International, Inc. by Cal-Bay Controls, Inc., the Company acquired assets with a fair value of $8,442 (including cash of $4,904) and assumed liabilities of $39.  See also Note 3.

Supplemental disclosure of non-cash activities:

In August and November of 2002, the Company issued 2,320,000 shares of common stock as consideration for certain professional and consulting expenses.

The accompanying notes are an integral part of the financial statements.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies

(a)

Nature of Business

Cal-Bay International, Inc. and subsidiary ("The Company"), was originally organized as Var-Jazz Entertainment, Inc., under the laws of the State of Nevada, on December 8, 1998.  On March 8, 2001, Var-Jazz Entertainment, Inc. acquired 100% of the outstanding common shares of Cal-Bay Controls, Inc., which has been accounted for as a reverse acquisition.  Subsequent to this acquisition, Var-Jazz Entertainment, Inc. changed its name to Cal-Bay International, Inc.  The Company does not currently have any international operations but expects to in the future.  See also Note 3.

Cal-Bay Controls, Inc. (CBC) was originally a sole proprietorship, being operated since 1990 under the name Cal-Bay Controls, in Tustin, California, by its owner Robert Thompson.  CBC, which represents the only operating entity of the Company, is a manufacturer’s representative and distribution firm, serving California, Nevada and Hawaii in process, environmental, safety and laboratory markets.  On February 22, 2001, CBC was incorporated under the name Cal-Bay Controls, Inc.

CBC supplies analytical products, services and associated equipment through license distribution agreements, and receives compensation for its selling efforts in the form of commissions, typically 10-20% of the net sales price, on all sales of products within the specified sales territory.

(b)

Capitalization

Var-Jazz Entertainment, Inc. was initially capitalized in December, 1998 by the issuance of 1,500,000 shares of its common stock, at $0.004 per share, totaling $6,000.  In June, 1999 the Company circulated a self written confidential offering memorandum, resulting in the issuance of an additional 2,778,000 common shares, for a total of $46,300, less offering costs of $8,415.

On March 8, 2001, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock.  The shares issued in the acquisition resulted in the owners of CBC having operating control of Cal-Bay International, Inc. immediately following the acquisition.  Therefore, for financial reporting purposes, CBC is deemed to have acquired Cal-Bay International, Inc. in a reverse acquisition accompanied by a recapitalization.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(b)

Capitalization (continued)

The surviving entity reflects the assets and liabilities of Cal-Bay International, Inc. and CBC at their historical book values and the historical operations of the Company are those of CBC.  The issued common stock is that of Cal-Bay International, Inc. and the retained earnings is that of CBC.

Immediately subsequent to this acquisition, the Company increased its authorized common stock from 25,000,000 to 75,000,000 and initiated a forward 3 for 1 stock split, resulting in 21,390,000 total outstanding common shares.  See also Note 3.

On August 29, 2002, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 2,240,000 common shares in payment for professional and consulting services.  On November 15, 2002, the Company issued 80,000 common shares in payment for professional services.

 (c)

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2002.

(d)

Principles of Consolidation and Basis of Accounting

The accompanying consolidated financial statements include the accounts of Cal-Bay International, Inc. and of its wholly owned subsidiary, CBC.  All material inter-company transactions and accounts have been eliminated in consolidation. The Company has no continuing operating activities other than that of CBC.

(e)

Revenue Recognition

The Company recognizes commission income in accordance with SAB 101 – Topic 13.A.3.  The nature of each of CBC’s manufacturer’s representation agreements requires that the products be shipped from the manufacturer to the customer, and that either a significant period of time elapse thereafter or that the manufacturer must receive payment from the customer before payments are ultimately made to CBC for orders submitted.  The determination as to exactly when the terms specified in the sales arrangements are substantially completed or fulfilled by the manufacturer and have been accepted by the customer and the ultimate collectibility of the commission can only be reasonably assured when the payments are ultimately received by the Company. Commission expense is recorded when the commission income that it is related to is recognized.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(e)

Revenue Recognition (continued)

The Company recognizes sales revenue in the Systems and New Products divisions on the date of delivery of goods to the customer in accordance with SAB 101.

(f)

Loan Receivable From Related Parties

The balance of related party loan receivable is with the majority stockholder, is interest free and is due and payable as of December 31, 2002.

(g)

 Deposits

This balance consists of a security deposit on the Company’s leased premises.

(h)

Property and Equipment and Organizational Expenditures

Office furniture and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives, currently five years.  Organizational expenditures for the Company were paid as completed, totaling $1,554, as of December 31, 2001, and have been expensed as incurred in accordance with SOP 98-5.  Betterment’s and improvements are capitalized and depreciated over their estimated useful lives, while repairs and maintenance costs are expensed when incurred.

(i)

Accounts Payable an Accrued Expenses

The balance consists primarily of unpaid operating expenditures and contractual obligations due currently.

(a)

Income Taxes

(b)

The Company has applied the Financial Accounting Standards Board Statement 109, Accounting for Income Taxes (SFAS 109), to all operations since inception, for all periods disclosed in this financial examination, and all other disclosures of information for periods prior to acquisitions of the operating subsidiary, CBC.

SFAS 109 “Accounting for Income Taxes” requires the liability method in accounting for income taxes.  Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements.  Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted laws.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(j)

Income Taxes (continued)

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense or benefit is the tax payable or refundable, respectively, for the period, plus or minus the change during the period, in deferred tax assets and liabilities.  The Company, exclusive of the operations of its wholly owned subsidiary CBC, has experienced operating losses during its period of existence.  These losses occurred in a business activity unrelated to that of CBC and the Company does not have any current plans to re-enter that market.  Future profitability of current and unrelated business activities cannot be assured, resulting in the recordation of reserves for the valuation allowance of the entire amount of the determined deferred tax assets (See also Note 6).

(k)

Transactions in Capital Stock

All securities issued by the Company and CBC have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, transferred, pledged or hypothecated, in the absence of a registration statement in effect with respect to the securities under such act, or an opinion of counsel or other evidence satisfactory to the Company that such registration is not required, or unless sold pursuant to Rule 144 under such act.  The Company's free trading stock is currently involved in limited trading on the Over the Counter Bulletin Board under the symbol CBYI.  The trading price at December 31, 2002, was $0.16.  See also Notes 3 and 5.

(l) Earnings Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128).  SFAS 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion 15, "Earnings Per Share".  SFAS 128 requires dual presentation of basic and, where applicable, diluted earnings per share.  Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share.  Diluted earnings per share which utilizes the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(l) Earnings Per Share  (continued)

SFAS 128 is effective for the Company in all years since inception.  However, there were no common stock equivalents during the any of these periods and, therefore, there is no effect on the earnings per share presented for any of these periods, due to the Company’s adoption of SFAS 128.  Basic earnings per share have been computed using the weighted average number of common shares outstanding.

(m) Recently Issued Accounting Pronouncements

In June 2001, the Financial Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations.”  This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations,” and SFAS No. 38, “Accounting for Pre-Acquisition Contingencies of Purchased Enterprises.”  All business combinations in the scope of this statement are to be accounted for using one method, the purchase method.  The provisions of this statement apply to all business combinations initiated after June 30, 2001.  Use of the pooling-of-interest method for those business combinations is prohibited.  This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.  The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the (“FASB”) issued SFAS No. 142, “Goodwill and Other Intangible Assets.”  This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets.”  It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition.  This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.  It is effective for fiscal years beginning after December 15, 2001.  Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously.  This statement is not applicable to the Company.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(m) Recently Issued Accounting Pronouncements – (continued)

In June 2001, the (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees.  This statement is not applicable to the Company.

In August 2001, the (“FASB”) issued SFAS No. 144, “Accounting for the Impairment or Disposal of long-lived Assets.”  This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequent Occurring Events and Transactions,” for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary.  The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

In April 2002, the (“FASB”) issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements.  This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect.  As a result, the criteria in APB No. 30 will now be used to classify those gains and losses.  SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded.  SFAS No. 44 has been rescinded, as it is no longer necessary.  SFAS no. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions.  This statement also makes technical corrections to existing pronouncements.  While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(1)

Summary of Significant Accounting Policies (Continued)

(m) Recently Issued Accounting Pronouncements – (continued)

In June 2002, the (“FASB”) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.  The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

In December 2002, the (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.”  This statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The Company does not expect adoption of SFAS No. 148 to have a material impact, if any, on its financial position or results of operations.

(2)

Office Furniture and Equipment

A summary of property and equipment is as follows:

2002

2001

Office Furniture &

Computer Equipment

$

24,568

$

9,179

Less: Accumulated Depreciation

(6,209)

(4,079)

Net Furniture and Equipment

$

18,359

$

5,100

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(3)

Acquisition of Cal-Bay Controls, Inc.

As previously discussed in Note 1b, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock.  The transaction has been accounted for as a reverse acquisition, in accordance with the terms of Accounting Principles Board Opinion No. 16, paragraph 70 and SAB Topic 2A.  Since Cal-Bay International, Inc. was a non-operating public shell company with minimal assets, the transaction has been treated as a capital transaction in substance, with no goodwill or intangible being recorded, and no pro forma financial information being presented.

The following is a summary of the financial position of the Cal-Bay International, Inc. (CBYI) and CBC, without the consolidating and eliminating adjustments at:

December 31, 2002

CBYI

CBC

Combined

Current assets

$

-0-

$

75,692

$

75,692

Property and equipment, net

-0-

18,359

18,359

Other assets

-0-

2,770

2,770

$

-0-

$

96,821

$

96,821

Current liabilities

$

-0-

$

18,320

$

18,320

Long term liability

11,928

11,928

Stockholders' equity

-0-

66,573

66,573

$

-0-

$

96,821

$

96,821

December 31, 2001

CBYI

CBC

Combined

Current assets

$

-0-

$

25,602

$

25,602

Property and equipment, net

-0-

5,100

5,100

Other assets

-0-

2,491

2,491

$

-0-

$

33,193

$

33,193

Current liabilities

$

-0-

$

39,254

$

39,254

Stockholders' equity

-0-

(6,061)

(6,061)

$

-0-

$

33,193

$

33,193

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(4)

Related Party Transactions & Significant Customers/Suppliers

A majority of CBC’s commission income is derived from two unrelated manufacturing companies that it represents.  The commission income from these two significant customers was $44,191 and $114,431, respectively, for the period ended December 31, 2002 (see also Note 7).

The Company has advanced the majority stockholder a total of $21,500, which is included in the accompanying financial statements as related party receivable.  The advance is interest free and is due and payable as of December 31, 2002.

(5)

Certain Beneficial Owners and Management

The following is a list of the officers and directors of the Company, along with all other shareholders owning over 1 million shares of the Company's shares as of:

December 31, 2002

Shareholder/Position/Title

Shares Held

Ownership

Robert Thompson – President & CEO

11,306,653

47.7

%

Charles Prebay – Vice President & CFO

1,608,400

6.8

Chris Walker

1,059,000

4.5

Cede & Co. - Investor

7,868,650

33.2

All Other Investors

1,867,297

7.8

Total shares issued & outstanding

23,710,000

100.0

%

December 31, 2001

Shareholder/Position/Title

Shares Held

Ownership

Robert Thompson – President & CEO

12,026,953

56.2

%

Charles Prebay – Vice President & CFO

2,000,000

9.4

Chris Walker

1,059,000

5.0

Cede & Co. - Investor

1,188,000

5.5

All Other Investors

5,116,047

23.9

Total shares issued & outstanding

21,390,000

100.0

%

Robert Thompson, President and CEO was compensated $35,000 during the year 2002 and $126,039 during the year 2001.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(6)

Income Taxes

As of December 31, 2002, the Company had provided taxes on consolidated income for Federal and State income taxes, estimated at $1,600.

At December 31, 2002 deferred taxes consisted of a net tax assets (benefits) of approximately $343,000, due to operating loss carryforwards of the Company totaling $771,679 which were fully offset by equal valuation allowances since there is no assurance of recovery.  The net operating loss carryforwards will expire beginning in 2013.

(7)

Off Balance Sheet Risk

The Company could be affected by the inability to establish a market for their shares of stock.  Additionally, since the date of incorporation, the short-term sales revenue for the Company has come primarily from two principal accounts, which is due to the fact that the markets for the products from these accounts have been very active recently.  Over the long-term, management expects the markets for these products and accounts to diversify.  Also, these principals are not the only suppliers for these products and management has other sources for identical products if it becomes necessary to find other suppliers.

(1)

Commitments and Contingencies

CBC leases an office/warehouse facility in Tustin, California which expires in August 31, 2004.  The future minimum annual aggregate rental payments required for the remaining non-cancelable lease term in excess of one year are as follows:

Period Ended December 31,

2003

$

32,126

2004

22,163

Thereafter

0

Total

$

54,289

The Company was not involved in any litigation as of the date of this examination.

CAL-BAY INTERNATIONAL, INC.

And Subsidiary

NOTES TO FINANCIAL STATEMENTS

December 31, 2002 And 2001

(2)

Leases

The Company lease certain office equipment that is accounted for as a capital lease and capitalized using interest rates appropriate at the inception of the lease.

The future minimum commitments under this lease arrangement at December 31, 2002 are as follows:

Period Ended December 31,

2003

$

2,572

2004

2,634

2005

2,910

2006

3,214

Thereafter

3,170

Net minimum commitments

14,500

Less current portion

2,572

Long-term commitments

$

11,928

INDEPENDENT ACCOUNTANT’S REPORT

Board of Directors

CAL-BAY INTERNATIONAL, INC.

I have reviewed the accompanying consolidated balance sheets of Cal-Bay International, Inc. (A Nevada Corporation), and subsidiaries, as of September 30, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the three and nine month periods then ended.  All information included in these financial statements is the representation of the management of Cal-Bay International, Inc.

I conducted my review in accordance with standards established by the American Institute of Public Accountants. A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying consolidated financial statements and the cumulative results of operations and cash flows in order for them to be in conformity with generally accepted accounting principles.

/s/ARGY & COMPANY

October 28, 2003

Fountain Valley, California

#

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

CONSOLIDATED BALANCE SHEETS

September 30,

ASSETS

2003

2002

Current Assets:

Cash (Note 1c)

$

6,512

$

8,351

Accounts Receivable

-0-

62,210

Prepaid Expenses

2,175

25,506

TOTAL CURRENT ASSETS

8,687

96,067

Office Furniture and Equipment, at cost,

net of accumulated depreciation of

$9,973 and $5,463 respectively (Notes 1h & 2)

15,540

4,605

Other Assets:

Related Party Receivable (Note 4)

21,500

21,500

Deposit (Note 1g)

2,770

2,491

TOTAL OTHER ASSETS

24,270

23,991

TOTAL ASSETS

$

48,497

$

124,663

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts Payable & Accrued Expenses (Note 1i)

$

37,996

$

100,440

Current Portion of Capital Lease Obligation (Note 9)

1,232

-0-

TOTAL CURRENT LIABILITIES

39,228

100,440

Capital Lease Obligation, net of Current Portion (Note 9)

11,718

-0-

Commitments and Contingencies (Note 10)

- - -

- - -

Stockholders’ Equity:

Common Stock, $.001 par value; 75,000,000 shares

  authorized; shares issued and outstanding

  30,493,360 and 23,630,000 (Notes 1b, 1k, 3 & 5)

30,493

$

23,630

Additional Paid in Capital – (Discount on Stock)

1,204,653

758,147

Retained Deficit

(1,237,595)

(757,554)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)

(2,449)

24,223

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

$

48,497

$

124,663

See notes to consolidated financial statements.

CAL-BAY INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended September 30, 2003 & 2002 and

For the Nine Months Ended September 30, 2003 & 2002

Three Months Ended

Nine Months Ended

September 30

September 30

2003

2002

2003

2002

Revenues

$

61,888

$

118,139

$

100,113

$

256,645

Cost of Sales

36,808

101,485

36,808

101,485

Gross profit

25,080

16,654

63,305

155,160

Operating expenses

239,952

748,217

563,296

888,876

Net (loss)

$

(214,871)

$

(731,563)

$

(491,991)

$

(733,716)

Net (loss)

Per share:

  Basic & Diluted

(0.01)

(0.03)

(0.02)

(0.03)

Weighted average

Shares outstanding:

  Basic & Diluted

26,203,765

22,135,879

25,353,687

21,638,889

See notes to consolidated financial statements.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period Ended September 30, 2003

Additional

   Paid-in

Common Stock

   Capital

Total

Number of

($0.001 Par)

(Discount

Retained

Stockholders’

Shares

$ Amount

on Stock)

Deficit

Equity

Balance at inception

  (February 22, 2001)

17,112,000

$

17,112

$

(7,738)

$

0

$

9,374

  Recapitalization for Reverse

    Acquisition on March 8, 2001

4,278,000

4,278

 4,125

-

8,403

Net (Loss) December 31, 2001

---

---

---

(23,838)

(23,838)

Balance at December 31, 2001

21,390,000

21,390

(3,613)

(23,838)

(6,061)

Issuance of Common Stock for Services

2,320,000

2,320

784,080

-

786,400

Net (Loss) December 31, 2002

---

---

---

(713,766)

(713,766)

Balance at December 31, 2002

23,710,000

23,710

780,467

(737,604)

66,573

Issuance of Common Stock for Services

6,733,356

6,733

422,736

-

429,469

Private sale of Common Stock

50,000

50

1,450

-

1,500

Net (Loss) September 30, 2003

---

---

---

(499,991)

(499,991)

Balance at September 30, 2003

30,493,356

$

30,493

$

1,204,653

$

(1,237,595)

$

(2,449)

See notes to consolidated financial statements.

CAL-BAY INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended September 30, 2003 & 2002 and

For the Nine Months Ended September 30, 2003 & 2002

Three Months Ended

Nine Months Ended

September 30

September 30

2003

2002

2003

2002

Cash flows from

  Operating activities:

Net (loss)

$

(214,872)

$

(731,563)

$

(499,991)

$

(733,716)

Adjustments to reconcile net

  Income (loss) to net cash

  Provided by operating activities

Depreciation

1,276

466

3,764

1,384

Stock based professional &

   Consulting expenses

212,719

764,000

429,469

764,000

Increase (decrease)

  To current assets &

  Current liabilities

4,492

(25,114)

37,292

(48,030)

Total adjustments

218,487

739,352

470,525

717,354

Net cash provided (used) by

  Operating activities

3,615

7,789

(29,466)

(16,362)

Cash flows from

  Investing activities:

Purchase of fixed asset

-0-

(889)

(945)

(889)

Net cash used by

  Investing activities

-0-

-0-

(945)

-0-

Cash flows from

  Financing activities:

Stock issuance for cash

1,500

-0-

1,500

-0-

Payment of capital lease

(397)

-0-

(1,550)

-0-

Net cash provided (used) by

  Financing activities

1,103

-0-

(50)

-0-

Net increase (decrease)

  In Cash

4,718

6,900

(30,461)

(17,251)

Cash & equivalents,

  Beginning of period

1,794

1,451

36,973

25,602

Cash & equivalents,

  End of period

$

6,512

$

8,351

$

6,512

$

8,351

Supplemental cash flow information:

Cash paid for interest

$

-0-

$

-0-

$

-0-

$

-0-

Cash paid for taxes

$

1,600

$

3,200

$

1,600

$

3,200

Supplemental disclosure of non-cash activities:

In January of 2003, the Company issued 1,275,000 shares of common stock as consideration for certain professional and consulting expenses.

In July and September of 2003, the Company issued 5,458,356 shares of common stock as consideration for certain professional and consulting expenses.

See notes to consolidated financial statements

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies

(a)

Nature of Business

Cal-Bay International, Inc. and subsidiaries ("The Company"), was originally organized as Var-Jazz Entertainment, Inc., under the laws of the State of Nevada, on December 8, 1998.  On March 8, 2001, Var-Jazz Entertainment, Inc. acquired 100% of the outstanding common shares of Cal-Bay Controls, Inc., which has been accounted for as a reverse acquisition.  Subsequent to this acquisition, Var-Jazz Entertainment, Inc. changed its name to Cal-Bay International, Inc.  The Company does not currently have any international operations but expects to in the future.  See also Note 3.

Cal-Bay Controls, Inc. (CBC) was originally a sole proprietorship, being operated since 1990 under the name Cal-Bay Controls, in Tustin, California, by its owner Robert Thompson.  CBC, which represents the only operating entity of the Company, is a manufacturer’s representative and distribution firm, serving California, Nevada and Hawaii in process, environmental, and safety markets.  On February 22, 2001, CBC was incorporated in Nevada under the name Cal-Bay Controls, Inc.

CBC supplies analytical products, services and associated equipment through license distribution agreements, and receives compensation for its selling efforts in the form of commissions, typically 10-20% of the net sales price, on all sales of products within the specified sales territory.

On August 7, 2003, the Company formed a Nevada corporation, Cal-Bay Analytical, Inc., (CBA) as a wholly owned subsidiary.  As of September 30, 2003, this subsidiary does not have any business transactions and therefore does not have an impact on the Company’s financial position or results of operations.

CBA is a manufacturer’s representative and distribution firm, serving California, Nevada, Arizona, Utah and Hawaii. CBA supplies analytical products, services and associated equipment primarily to the laboratory markets through license distribution agreements, and receives compensation for its selling efforts in the form of commissions, typically 10-20% of the net sales price, on all sales of products within the specified sales territory.  Several of the principals represented by CBA were formerly represented by CBC, and CBA will search for additional principals and products to represent in the laboratory markets.

(b)

Capitalization

Var-Jazz Entertainment, Inc. was initially capitalized in December, 1998 by the issuance of 1,500,000 shares of its common stock, at $0.004 per share, totaling $6,000.  In June, 1999 the Company circulated a self written confidential offering memorandum, resulting in the issuance of an additional 2,778,000 common shares, for a total of $46,300, less offering costs of $8,415.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(b)

Capitalization (continued)

On March 8, 2001, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock.  The shares issued in the acquisition resulted in the owners of CBC having operating control of Cal-Bay International, Inc. immediately following the acquisition.  Therefore, for financial reporting purposes, CBC is deemed to have acquired Cal-Bay International, Inc. in a reverse acquisition accompanied by a recapitalization.

The surviving entity reflects the assets and liabilities of Cal-Bay International, Inc. and CBC at their historical book values and the historical operations of the Company are those of CBC.  The issued common stock is that of Cal-Bay International, Inc. and the retained earnings is that of CBC.

Immediately subsequent to this acquisition, the Company increased its authorized common stock from 25,000,000 to 75,000,000 and initiated a forward 3 for 1 stock split, resulting in 21,390,000 total outstanding common shares.  See also Note 3.

On August 29, 2002, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 2,240,000 common shares in payment for professional and consulting services.  On November 15, 2002, the Company issued 80,000 common shares in payment for professional services.

On January 9, 2003, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 1,275,000 common shares in payment for professional and consulting services.

On July 9 and September 11, 2003, the Company issued 3,008,356 restricted common shares in payment for consulting services.  Also on September 9, 2003, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 2,450,000 common shares in payment for professional and consulting services.

 (c)

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.  There were no cash equivalents as of September 30, 2003.

(d)

Principles of Consolidation and Basis of Accounting

The accompanying consolidated financial statements include the accounts of Cal-Bay International, Inc. and of its wholly owned subsidiary, CBC.  All material inter-company transactions and accounts have been eliminated in consolidation. The Company has no continuing operating activities other than that of CBC.         -56-

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(e)

Revenue Recognition

The Company recognizes commission income in accordance with SAB 101 – Topic 13.A.3.  The nature of each of CBC’s manufacturer’s representation agreements requires that the products be shipped from the manufacturer to the customer, and that either a significant period of time elapse thereafter or that the manufacturer must receive payment from the customer before payments are ultimately made to CBC for orders submitted.  The determination as to exactly when the terms specified in the sales arrangements are substantially completed or fulfilled by the manufacturer and have been accepted by the customer and the ultimate collectibility of the commission can only be reasonably assured when the payments are ultimately received by the Company. Commission expense is recorded when the commission income that it is related to is recognized.

The Company recognizes sales revenue in the Systems and New Products divisions on the date of delivery of goods to the customer in accordance with SAB 101.

(f)

Loan Receivable From Related Parties

The balance of related party loan receivable is with the majority stockholder, is interest free and is due and payable on December 31, 2003.

(g)

 Deposits

This balance consists of a security deposit on the Company’s leased premises.

(h)

Property and Equipment and Organizational Expenditures

Office furniture and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives, currently five years.  Organizational expenditures for the Company were paid as completed and have been expensed as incurred in accordance with SOP 98-5.  Betterments and improvements are capitalized and depreciated over their estimated useful lives, while repairs and maintenance costs are expensed when incurred.

(i)

Accounts Payable and Accrued Expenses

The balance consists primarily of unpaid operating expenditures and contractual obligations due currently.

(j)

Income Taxes

The Company has applied the Financial Accounting Standards Board Statement 109, Accounting for Income Taxes (SFAS 109), to all operations since inception, for all periods disclosed in this financial examination, and all other disclosures of information for periods prior to acquisitions of the operating subsidiary, CBC.    -57-

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(j)

Income Taxes (continued)

SFAS 109 "Accounting for Income Taxes" requires the liability method in accounting for income taxes.  Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements.  Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense or benefit is the tax payable or refundable, respectively, for the period, plus or minus the change during the period, in deferred tax assets and liabilities.  The Company, exclusive of the operations of its wholly owned subsidiary CBC, has experienced operating losses during its period of existence.  These losses occurred in a business activity unrelated to that of CBC and the Company does not have any current plans to re-enter that market.  Future profitability of current and unrelated business activities cannot be assured, resulting in the recordation of reserves for the valuation allowance of the entire amount of the determined deferred tax assets (See also Note 6).

(k)

Transactions in Capital Stock

All securities issued by the Company and CBC have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, transferred, pledged or hypothecated, in the absence of a registration statement in effect with respect to the securities under such act, or an opinion of counsel or other evidence satisfactory to the Company that such registration is not required, or unless sold pursuant to Rule 144 under such act.  The Company's free trading stock is currently involved in limited trading on the Over the Counter Bulletin Board under the symbol CBYI.  The trading price at September 30, 2003, was $0.068.  See also Notes 3 and 5.

(l) Earnings Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128).  SFAS 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion 15, "Earnings Per Share".  SFAS 128 requires dual presentation of basic and, where applicable, diluted earnings per share.  Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share.  Diluted earnings per share which utilizes the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(l) Earnings Per Share (continued)

SFAS 128 is effective for the Company in all years since inception.  However, there were no common stock equivalents during the any of these periods and, therefore, there is no effect on the earnings per share presented for any of these periods, due to the Company's adoption of SFAS 128.  Basic earnings per share have been computed using the weighted average number of common shares outstanding.

(m) Recently Issued Accounting Pronouncements

In June 2001, the Financial Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations.”  This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations,” and SFAS No. 38, “Accounting for Pre-Acquisition Contingencies of Purchased Enterprises.”  All business combinations in the scope of this statement are to be accounted for using one method, the purchase method.  The provisions of this statement apply to all business combinations initiated after June 30, 2001.  Use of the pooling-of-interest method for those business combinations is prohibited.  This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.  The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the (“FASB”) issued SFAS No. 142, “Goodwill and Other Intangible Assets.”  This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets.”  It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition.  This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.  It is effective for fiscal years beginning after December 15, 2001.  Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously.  This statement is not applicable to the Company.

In June 2001, the (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees.  This statement is not applicable to the Company.

In August 2001, the (“FASB”) issued SFAS No. 144, “Accounting for the Impairment or Disposal of long-lived Assets.”  This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(m) Recently Issued Accounting Pronouncements – (continued)

Disposed of,” the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequent Occurring Events and Transactions,” for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary.  The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

In April 2002, the (“FASB”) issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements.  This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect.  As a result, the criteria in APB No. 30 will now be used to classify those gains and losses.  SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded.  SFAS No. 44 has been rescinded, as it is no longer necessary.  SFAS no. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions.  This statement also makes technical corrections to existing pronouncements.  While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

In June 2002, the (“FASB”) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.  The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

In December 2002, the (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.”  This statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of                                      -60-

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(1)

Summary of Significant Accounting Policies (Continued)

(m) Recently Issued Accounting Pronouncements – (continued)

Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The Company does not expect adoption of SFAS No. 148 to have a material impact, if any, on its financial position or results of operations.

In April 2003, the (“FASB”) issued SFAS No. 149, “Accounting for Derivative Instruments and Hedging Activities”. This statement amends FASB Statement No. 133 to improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly.  This statement is effective for contracts entered into or modified after June 30, 2003.  The changes due to this statement will result in more consistent reporting of contracts as either derivatives or hybrid instruments.  The Company does not expect adoption of SFAS No. 149 to have a material impact, if any, on its financial position or results of operations.

In May 2003, the (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”.  This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  The changes in this statement will result in a more complete depiction of an entity’s liabilities and equity.  The changes will also enhance the relevance of accounting information by providing more information about the entity’s obligations to transfer assets or issue shares.  The Company does not expect adoption of SFAS No. 150 to have a material impact, if any, on its financial position or results of operations.

(2)

Office Furniture and Equipment

A summary of property and equipment is as follows as of September 30,:

2003

2002

Office Furniture &

Computer Equipment

$

25,513

$

10,068

Less: Accumulated Depreciation

(9,973)

(5,463)

Net Furniture and Equipment

$

15,540

$

4,605

(3)

Acquisition of Cal-Bay Controls, Inc.

As previously discussed in Note 1b, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock.  The transaction has been accounted for as a reverse acquisition, in accordance with the terms of Accounting Principles Board Opinion No. 16, paragraph 70 and SAB Topic 2A.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(3)

Acquisition of Cal-Bay Controls, Inc. – (continued)

Since Cal-Bay International, Inc. was a non-operating public shell company with minimal assets, the transaction has been treated as a capital transaction in substance, with no goodwill or intangible being recorded, and no pro forma financial information being presented.

The following is a summary of the financial position of the Cal-Bay International, Inc. (CBYI) and CBC, without the consolidating and eliminating adjustments at:

September 30, 2003

CBYI

CBC

Combined

Current assets

$

-0-

$

8,687

$

8,687

Property and equipment, net

-0-

15,540

15,540

Other assets

-0-

24,270

24,270

$

-0-

$

48,497

$

48,497

Current liabilities

$

-0-

$

39,228

$

39,228

Long term liability

11,718

11,718

Stockholders' equity

-0-

(2,449)

(2,449)

$

-0-

$

48,497

$

48,497

September 30, 2002

CBYI

CBC

Combined

Current assets

$

-0-

$

96,067

$

96,067

Property and equipment, net

-0-

4,605

4,605

Other assets

-0-

23,991

23,991

$

-0-

$

124,663

$

124,663

Current liabilities

$

-0-

$

100,440

$

100,440

Stockholders' equity

-0-

24,223

24,223

$

-0-

$

124,663

$

124,663

(4)

Related Party Transactions & Significant Customers/Suppliers

The Company has advanced the majority stockholder a total of $21,500, which is included in the accompanying financial statements as related party receivable.  The advance is interest free and is due and payable on December 31, 2003.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(4)

Related Party Transactions & Significant Customers/Suppliers – (continued)

A majority of CBC’s commission income is derived from two unrelated manufacturing companies that it represents.  The commission income from these two significant customers was $34,763 and $3,871, respectively, for the nine month period ended September 30, 2003. The commission income from these two significant customers was $104,799 and $31,220, respectively, for the nine month period ended September 30, 2002 (see also Note 7).

(5)

Certain Beneficial Owners and Management

The following is a list of the officers and directors of the Company, along with all other shareholders owning over 1 million shares of the Company's shares as of:

September 30, 2003

Shareholder/Position/Title

Shares Held

Ownership

Robert Thompson – President & CEO

11,059,653

36.3

%

Charles Prebay – Vice President & CFO

1,608,400

5.3

Linwood C. Meehan III

2,000,000

6.6

Cede & Co. - Investor

7,868,650

25.8

All Other Investors

7,956,653

26.0

Total shares issued & outstanding

30,493,356

100.0

%

September 30, 2002

Shareholder/Position/Title

Shares Held

Ownership

Robert Thompson – President & CEO

12,026,953

50.9

%

Charles Prebay – Vice President & CFO

2,000,000

8.5

Cede & Co. - Investor

1,188,000

5.0

All Other Investors

8,415,047

35.6

Total shares issued & outstanding

23,630,000

100.0

%

Robert Thompson, President and CEO was compensated $8,500 during the nine months ended September 30, 2003.

(6)

Income Taxes

As of September 30, 2003, the Company had provided taxes on consolidated income for Federal and State income taxes, estimated at $1,600.

At September 30, 2003 deferred taxes consisted of a net tax assets (benefits) of approximately $567,665, due to operating loss carryforwards of the Company totaling $1,271,324 which were fully offset by equal valuation allowances since there is no assurance of recovery.  The net operating loss carryforwards will expire beginning in 2013.

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(7)

Off Balance Sheet Risk

The Company could be affected by the inability to establish a market for their shares of stock.  Additionally, since the date of incorporation, the short-term sales revenue for the Company has come primarily from two principal accounts, which is due to the fact that the markets for the products from these accounts have been very active recently.  Over the long-term, management expects the markets for these products and accounts to diversify.  Also, these principals are not the only suppliers for these products and management has other sources for identical products if it becomes necessary to find other suppliers.

(3)

Equity Line of Credit

In April 2003, the Company entered into an equity line of credit investment agreement with Dutchess Private Equities Fund, L.P. (Dutchess).  Under this equity line of credit, the Company may periodically sell shares of common stock to Duchess to raise capital.  The Company has filed a Form SB-2 registration statement with the SEC to register 10,675,675 shares of common stock to undertake this equity line of credit.  As of September 30, 2003 this registration statement has not become effective and there have been no transactions under this equity line of credit agreement

(4)

Leases

The Company lease certain office equipment that is accounted for as a capital lease and capitalized using interest rates appropriate at the inception of the lease.

The future minimum commitments under this lease arrangement at September 30, 2003 are as follows:

Period Ended December 31,

2003

$

1,232

2004

2,656

2005

2,933

2006

3,241

Thereafter

2,888

Net minimum commitments

12,950

Less current portion

1,232

Long-term commitments

$

11,718

CAL-BAY INTERNATIONAL, INC.

And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003

(5)

Commitments and Contingencies

CBC leases an office/warehouse facility in Tustin, California which expires in August 31, 2004.  The future minimum annual aggregate rental payments required for the remaining non-cancelable lease term in excess of one year are as follows:

Period Ended September 30,

2004

30,474

Thereafter

0

Total

$

30,474

The Company was not involved in any litigation as of the date of this examination.

(6)

Subsequent Event, Withdrawal of Registration Statement

Subsequent to the date of this report, on November 3, 2003 the Company filed notice with the SEC that it was withdrawing its registration statement on Form SB-2 relating to the equity line of credit agreement with Dutchess Private Equities Fund, LP.  The Company intends to renegotiate the terms of the equity line agreement and refile the registration statement when the terms of the renegotiated agreement are finalized.

====================================

Until ____, 2004 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The delivery of this prospectus and any sale of the securities discussed in this prospectus must not create the implication that information contained herein is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of the Company since that date.

--------------------------------

TABLE OF CONTENTS

Summary Information

Risk Factors

Special Note Regarding Forward-Looking Statements

Selling Security Holder

Use of Proceeds

Determination of Offering Price

Plan of Distribution

Legal Proceedings

Directors and Executive Officers

Security Ownership

Description of Securities

Interest of Experts and Counsel

Disclosure of SEC Position on Indemnification for

  Securities Act Liabilities

Description of Business

Management’s Discussion and Analysis

Description of Property

Certain Relationships and Related Transactions

Market for Common Equity and related

   Stockholder Matters

Executive Compensation

Financial Statements

Changes in and Disagreements with Financial

  Disclosure

Where to Find Additional Information

--------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus.  Any such information or representations have not been authorized by Cal-Bay and must not be relied on.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is unlawful.

====================================

5 7 12 13 15 15 17 19 19 20 21 21 21 22 27 30 30 30 31 32 32 32

==============================

CAL-BAY INTERNATIONAL, INC.

10,000,000 Shares

Common Stock

$.001 Par Value

---------------------

PROSPECTUS

---------------------

December 24, 2003

==============================

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth anticipated expenses in connection with preparing and filing this Registration Statement. We will pay all expenses of the offering.  All expenses, other than the filing fees payable to the Securities and Exchange Commission, are estimates.

Securities and Exchange Commission Filing Fee	$ 76
Printing Fees and Expenses	1,500
Legal Fees and Expenses	33,500
Accounting Fees and Expenses	20,000
Blue Sky Fees and Expenses	500
Trustee’s and Registrar’s Fees	2,500
Miscellaneous	1,924

TOTAL	$ 60,000

Indemnification of Directors and Officers

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty, but such a provision must not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or the payment of distributions in violation of Nevada Revised Statures 78.300; or any provision, not contrary to the laws of Nevada, for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting or regulating the powers of the corporation or the rights, powers or duties of the directors, and the stockholders, or any class of the stockholders, or the holders of bonds or other obligations of the corporation, or governing the distribution or division of the profits of the corporation.

The articles with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director’s fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director.  The Company’s by-laws indemnify its Officers and Directors for any acts or omissions to act while in the scope of their duties as Officers and Directors.  Furthermore, Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.  A director or officer must be indemnified as to any matter in which he successfully defends himself.  Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers and directors of the Company pursuant to the provisions of the Company’s Certificate of Incorporation, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Recent Sales of Unregistered Securities

In March 2001, we exchanged 17,112,000 shares of common stock for all of the issued and outstanding shares of Cal-Bay Controls, Inc., a Nevada corporation.  The transaction was a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986.  The shares were exchanged issued without registration in a private transaction pursuant to the exemption provided Section 4(2) of the Securities Act of 1933.  The transaction did not involve any public offering and no commissions were paid on the transaction.

On November 15, 2002 we issued 80,000 common shares to First Capital Investments, Inc. for investment relations services valued at $12,000.  The shares were issued to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.  No underwriters were involved in the issuance, no public solicitations were made by the Company and no commissions were paid.

On July 29, 2003, we sold 50,000 shares Cal-Bay common stock to an accredited investor for $1,500.  The shares were sold in a private transaction without registration in reliance of the exemption provided by Section 4(2) of the Securities Act.  The investor had access to all material information pertaining to Cal-Bay and its financial condition.  The investor completed and signed a statement attesting to his sophistication or accredited investor status and investment intent.  No broker was involved and no commissions were paid on the transaction.

In July and September of 2003, we issued a total of 3,008,356 restricted common shares of to three unrelated individuals for ongoing consulting services.  The shares were issued in a private transaction without registration in reliance of the exemption provided by Section 4(2) of the Securities Act.  The investors had preexisting relationships with Cal-Bay and had access to all material information pertaining to Cal-Bay and its financial condition.  The investors also completed and signed investment agreements attesting to their sophistication or accredited investor status and investment intent.  No broker was involved and no commissions were paid on the transactions.

In November 2003 we sold 675,675 common shares to Dutchess Private Equities Fund LP for $5,000.  The shares were sold to an accredited investor in a private transaction in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.  Cal-Bay did pay any commissions, use any underwriters or make any public solicitations in effecting the sale.

Other Recent Issuances of Common Stock

On August 29, 2002, the Company issued 2,240,000 shares of common stock as payment for consulting services valued at $739,200 as reported on Form S-8.

On January 9, 2003 we issued 1,275,000 common shares to four individuals for professional and consulting services.  The services were not connected to any fund raising activities.  At the time of issuance, the common stock was valued at $216,750.  The shares were registered on Form S-8 as filed with the Securities and Exchange Commission.

On September 2, 2003 we filed a registration statement on Form S-8 dated August 29, 2003 reporting the issuance of 2,450,000 shares valued at $73,500.  The shares were issued to four individuals for ongoing consulting and legal services unrelated to fund raising activities.

Exhibits

Exhibit No.	Title of Exhibit	Location
3.1	Cal-Bay Articles of Incorporation	(1)
3.2	Cal-Bay By-Laws	(1)
5.1	Opinion re legality, Cletha A. Walstrand, Attorney at Law	Attached
10.1	Cal-Bay/Dutchess Investment Agreement, December 22, 2003	Attached
10.2	Cal-Bay/Dutchess Registration Rights Agreement, December 22, 2003	Attached
10.3	Charleston Capital Placement Agent Agreement December 22, 2003	Attached
23.1	Consent of Cletha A. Walstrand, Attorney at Law	Included with Exhibit 5.1
23.2	Consent of Argy & Company, Independent Public Accountants	Attached

(1)

Incorporated by reference to Form 10-SB filed with the Commission on June 18, 2001.

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cal-Bay International pursuant to the provisions in Item 14 above, or otherwise, Cal-Bay has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cal-Bay of expenses incurred or paid by a director or officer or controlling person of Cal-Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cal-Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tustin, State of California, on December 22, 2003.

CAL-BAY INTERNATIONAL, INC.

By: /s/ Robert Thompson

Robert Thompson

Chief Executive Officer

By: /s/Charles Prebay

Charles Prebay

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 22, 2003

By: /s/ Robert Thompson

Robert Thompson

Director

Date: December 22, 2003

By: /s/Charles Prebay

Charles Prebay

Director